Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-276068
333-276068-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 15, 2023)

$2,350,000,000

Shell Finance US Inc.

$350,000,000 Floating Rate Guaranteed Notes due 2030

$1,000,000,000 4.125% Guaranteed Notes due 2030

$1,000,000,000 4.750% Guaranteed Notes due 2036

Guaranteed as to the Payment of Principal and Interest by

Shell plc

Shell Finance US Inc. will pay interest on the Floating Rate Guaranteed Notes due 2030 (the “floating rate notes”) on February 6, May 6, August 6 and November 6 of each year, beginning on February 6, 2026, will pay interest on the 4.125% Guaranteed Notes due 2030 (the “2030 notes”) on May 6 and November 6 of each year, beginning on May 6, 2026, and will pay interest on the 4.750% Guaranteed Notes due 2036 (the “2036 notes” and, together with the 2030 notes, the “fixed rate notes”, and the fixed rate notes, together with the floating rate notes, the “notes”) on January 6 and July 6 of each year, beginning on January 6, 2026. Shell Finance US Inc. may redeem some or all of the fixed rate notes at any time and from time to time at the redemption prices described in this prospectus supplement. The notes will otherwise not be redeemable prior to maturity except upon the occurrence of certain tax events described in this prospectus supplement. The floating rate notes and the 2030 notes will mature on November 6, 2030, and the 2036 notes will mature on January 6, 2036.

Payments of the principal and interest on the notes will be fully and unconditionally guaranteed by Shell plc (“Shell”).

Application will be made for listing of the notes on the New York Stock Exchange.

See the “Risk Factors” identified on page S-9 of this prospectus supplement, on pages 3-5 of the attached prospectus, on pages 25-32 of our Annual Report on Form 20-F for the Year Ended December 31, 2024 as filed with the Securities and Exchange Commission (“SEC”) on March 25, 2025, as amended by Amendment No. 1 on Form 20-F/A as filed with the SEC on July 2, 2025, and the “Principal Risks and Uncertainties” in Exhibit 99.2 to our Report on Form 6-K filed with the SEC on July 31, 2025 for a discussion of certain factors you should consider before investing in the notes.

	The floating rate notes		The 2030 notes		The 2036 notes
	Per note	Total	Per note	Total	Per note	Total
Public offering price(1)	100.000%	$350,000,000	99.616%	$996,160,000	99.839%	$998,390,000
Underwriting discount	0.120%	$420,000	0.120%	$1,200,000	0.200%	$2,000,000
Proceeds before expenses, to us	99.880%	$349,580,000	99.496%	$994,960,000	99.639%	$996,390,000

(1)	Plus accrued interest from November 6, 2025 if settlement occurs after that date.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

The notes are expected to be ready for delivery in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), on or about November 6, 2025.

Joint Book-Running Managers

Citigroup	HSBC	J.P. Morgan	Morgan Stanley	SMBC Nikko

Co-Managers

Academy Securities	Penserra Securities LLC	Siebert Williams Shank

The date of this prospectus supplement is November 3, 2025.

PROSPECTUS SUPPLEMENT

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the attached prospectus, as well as information in documents incorporated by reference, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with or furnish to them. This means:

•	incorporated documents are considered part of this prospectus supplement and the attached prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with or furnish to the SEC will automatically update and supersede this prospectus supplement and the attached prospectus (in the case of furnished information, to the extent we expressly state that we incorporate such furnished information by reference).

Furthermore, we incorporate by reference each of the following documents that we will file with or furnish to the SEC on or after the date of this prospectus supplement but before the end of the notes offering:

•	all of our subsequent annual reports on Form 20-F that are filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	any reports on Form 6-K furnished by us pursuant to the Exchange Act that expressly state that we incorporate them by reference; and

•	reports filed under Sections 13(a), 13(c) or 15(d) of the Exchange Act.

Without limiting the information incorporated by reference by the attached prospectus, we incorporate by reference Shell’s annual report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC on March 25, 2025, as amended by Amendment No.  1 on Form 20-F/A as filed with the SEC on July 2, 2025 (such annual report as so amended, the “2024 Form 20-F”), Shell’s Form 6-K, as furnished to the SEC on May 2, 2025 (the first Form 6-K so furnished on such date), including the three-month period ended March 31, 2025 Unaudited Condensed Interim Financial Report, Shell’s Form 6-K, as furnished to the SEC on July 31, 2025 (the first Form 6-K so furnished on such date), including the three- and six-month periods ended June 30, 2025 Unaudited Condensed Interim Financial Report, and Shell’s Form 6-K, as furnished to the SEC on October 30, 2025 (the first Form 6-K so furnished on such date), including the three- and nine-month periods ended September 30, 2025 Unaudited Condensed Interim Financial Report.

You may request a copy of any documents referred to above, at no cost, by contacting us at the following address:

Shell plc

Shell Centre

London, SE1 7NA

United Kingdom

Tel. No.: +44 20 7934 1234

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement and the attached prospectus and documents incorporated by reference in this prospectus supplement and the attached prospectus may contain forward-looking statements (within the meaning of the US Private Securities Litigation Reform Act of 1995) concerning the financial condition, results of operations and businesses of Shell and its consolidated subsidiaries, including Shell Finance US Inc. (the “Shell Group”). All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.

Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of the Shell Group to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions.

These forward-looking statements are identified by their use of terms and phrases such as “aim,” “ambition,” “anticipate,” “aspire,” “aspiration”, “believe,” “commit,” “commitment,” “could,” “desire,” “estimate,” “expect,” “goals,” “intend,” “may,” “milestones,” “objectives,” “outlook,” “plan,” “probably,” “project,” “risks,” “schedule,” “seek,” “should,” “target,” “vision,” “will,” “would” and similar terms and phrases. There are a number of factors that could affect the future operations of the Shell Group and could cause those results to differ materially from those expressed in the forward-looking statements included or incorporated by reference in this prospectus supplement, including (without limitation):

•	price fluctuations in crude oil and natural gas;

•	changes in demand for the Shell Group’s products;

•	currency fluctuations;

•	drilling and production results;

•	reserves estimates;

•	loss of market share and industry competition;

•	environmental and physical risks, including climate change;

•	risks associated with the identification of suitable potential acquisition properties and targets, and successful negotiation and completion of such transactions;

•	the risk of doing business in developing countries and countries subject to international sanctions;

•	legislative, judicial, fiscal and regulatory developments including tariffs and regulatory measures addressing climate change;

•	economic and financial market conditions in various countries and regions;

•

political risks, including the risks of expropriation and renegotiation of the terms of contracts with governmental entities, delays or advancements in the approval of projects and delays in the reimbursement for shared costs;

•	risks associated with the impact of pandemics, regional conflicts, such as the Russia-Ukraine war, and the conflict in the Middle East, and a significant cyber security, data privacy or IT incident;

•	the pace of the energy transition; and

•	changes in trading conditions.

Also see “Risk Factors” in the 2024 Form 20-F and “Principal Risks and Uncertainties” in Exhibit 99.2 to our Report on Form 6-K filed with the SEC on July 31, 2025 for additional risks and further discussion. These risk factors also expressly qualify all forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein and therein and should be considered by the reader. No assurance is provided that future dividend payments will match or exceed previous dividend payments. All forward-looking statements contained or incorporated by reference in this prospectus supplement and the attached prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Neither Shell nor any of its subsidiaries undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained or incorporated by reference in this prospectus supplement and the attached prospectus.

SUMMARY

This summary may not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the attached prospectus and the additional documents incorporated by reference herein for more information on Shell, Shell Finance US Inc., a Delaware corporation (“Shell Finance US”), and recent transactions involving Shell and Shell Finance US. In this prospectus supplement, the terms “we”, “our” and “us” refer to Shell Finance US and Shell. Shell Finance US is the issuer and Shell is the guarantor in this offering. The “Shell Group” refers to Shell and its consolidated subsidiaries, including Shell Finance US.

Shell plc

Shell is the single parent company of Shell Petroleum B.V. (the legal successor of Royal Dutch) and Shell Transport. From 1907 until 2005, Royal Dutch and Shell Transport were the public parent companies of a group of companies known collectively as the “Royal Dutch/Shell Group.” All operating activities were conducted through the subsidiaries of Royal Dutch and Shell Transport. On July 20, 2005, Shell became the single parent company of Royal Dutch and Shell Transport. On December 10, 2021, the shareholders of Shell approved amendments to Shell’s Articles of Association (the “Articles”), which permitted Shell to simplify its share structure through the establishment of a single line of shares and alignment of Shell’s tax residence with its country of incorporation by relocating meetings of its Board of Directors and Executive Committee and the Chief Executive Officer and the Chief Financial Officer to the U.K. and granted the Board of Directors the power to change Shell’s name (the “Simplification”). On December 20, 2021 the Board of Directors formally approved the Simplification, and on December 31, 2021 the Board approved the key steps required to move Shell’s tax residence to the U.K. Shell’s name was changed from Royal Dutch Shell plc to Shell plc on January 21, 2022, and Shell’s shares were assimilated into a single line of shares on January 29, 2022. This completed the Simplification.

The companies of the Shell Group are engaged worldwide in all the principal aspects of the oil and natural gas industry.

You can find a more detailed description of the Shell Group’s business and recent transactions in the 2024 Form 20-F, which is incorporated by reference into this prospectus supplement, as well as any subsequent filings incorporated by reference into this prospectus supplement.

The Issuer

Shell Finance US was incorporated as a corporation under the laws of the State of Delaware on November 13, 2023. Shell Finance US is an indirect wholly-owned subsidiary of Shell. Shell Finance US is a financing vehicle for Shell and its consolidated subsidiaries. Shell Finance US has no independent operations, other than raising debt for use by the Shell Group, hedging such debt when appropriate and on-lending funds raised to companies in the Shell Group, and is therefore dependent on such companies repaying funds lent to them. Shell Finance US lends substantially all net proceeds of its borrowings to companies in the Shell Group. Shell will fully and unconditionally guarantee the notes issued by Shell Finance US pursuant to this prospectus supplement as to payment of principal, premium (if any), interest and any other amounts due.

The Offering

Please refer to “Description of Notes” on page S-15 of this prospectus supplement and “Description of Debt Securities” on page 17 of the attached prospectus for more information about the notes.

Notes:	$350,000,000 aggregate principal amount of Floating Rate Guaranteed Notes due 2030.

$1,000,000,000 aggregate principal amount of 4.125% Guaranteed Notes due 2030.

$1,000,000,000 aggregate principal amount of 4.750% Guaranteed Notes due 2036.

Guarantee:	The notes will be fully and unconditionally guaranteed by Shell as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.

Maturity:	We will repay the floating rate notes at 100% of their principal amount plus accrued interest on November 6, 2030, the 2030 notes at 100% of their principal amount plus accrued interest on November 6, 2030, and the 2036 notes at 100% of their principal amount plus accrued interest on January 6, 2036.

Interest Rate:	The floating rate notes will bear interest at a floating rate equal to a benchmark rate, which will initially be Compounded SOFR (as defined herein), plus a spread of 0.78% per annum. See “Description of Notes—Interest—Floating Rate Notes—Compounded SOFR”).

The 2030 notes will bear interest at a rate of 4.125% per annum and the 2036 notes will bear interest at a rate of 4.750% per annum.

Interest payment dates:	We will pay interest on the floating rate notes on February 6, May 6, August 6 and November 6 of each year, beginning on February 6, 2026 to holders of record on the preceding January 22, April 21, July 22 or October 22, as the case may be. The Interest Payment Determination Date (as defined herein) for an Interest Period (as defined herein) will be the date that is two U.S. Government Securities Business Days (as defined herein) before the applicable Interest Payment Date (as defined herein).

We will pay interest on the 2030 notes every May 6 and November 6, beginning on May 6, 2026 to holders of record on the preceding April 21 or October 22, as the case may be.

We will pay interest on the 2036 notes every January 6 and July 6, beginning on January 6, 2026 to holders of record on the preceding December 22 or June 21, as the case may be.

Ranking:	The notes and the guarantees will constitute unsecured and unsubordinated indebtedness of Shell Finance US and Shell, respectively, and will rank equally with all other unsecured and unsubordinated indebtedness from time to time outstanding of Shell Finance US and Shell, respectively. Because Shell is a holding company, the guarantee will effectively rank junior to any indebtedness of Shell’s subsidiaries.

Optional redemption:	The floating rate notes are not redeemable prior to maturity, other than in the event of tax law changes that require us to pay additional amounts as described under “Description of Debt Securities—Provisions Applicable to Each Indenture—Optional Tax Redemption” in the attached prospectus.

Shell Finance US will have the right to redeem each series of the fixed rate notes at its option, in whole or in part, at any time and from time to time prior to the applicable Par Call Date (as defined in “Description of Notes—Redemption—Optional Redemption”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the fixed rate notes discounted to the applicable redemption date (assuming the notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, in the case of the 2030 notes, and 15 basis points, in the case of the 2036 notes, less (b) interest accrued to the applicable redemption date; and (ii) 100% of the principal amount of the fixed rate notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date. In no event shall the Trustee or Paying Agent be responsible for determining the redemption price.

On or after the applicable Par Call Date, Shell Finance US will have the right to redeem each series of the fixed rate notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the applicable series of the fixed rate notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

Tax redemption:	In the event of tax law changes that require us to pay additional amounts as described under “Description of Debt Securities—Provisions Applicable to Each Indenture—Optional Tax Redemption” in the attached prospectus, we may call the notes for redemption, in whole but not in part, prior to maturity.

Substitution:

We may cause Shell or any subsidiary of Shell to assume the obligations of Shell Finance US under the notes. Additionally, should any entity become the 100% owner of Shell, such entity may assume the obligations of Shell. U.S. tax implications of these provisions to holders are described under “Taxation—U.S. Taxation —U.S. Taxation of Debt Securities—Merger and Consolidation/Substitution of Issuer” of the attached prospectus.

Book-entry issuance, denominations, settlement and clearance:	We will issue the notes in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000. Each series of notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Legal Ownership—Global Securities—Special Situations When the Global Security Will Be Terminated” in the attached prospectus. For information on DTC’s book-entry system, see “Clearance and Settlement—The Clearing Systems—DTC” in the attached prospectus.

Separate series; further issues:	The terms of the floating rate notes, the 2030 notes and the 2036 notes will be identical, except as set forth in this prospectus supplement. The floating rate notes, the 2030 notes and the 2036 notes will each constitute a separate series of debt securities under the indenture relating to the notes. Each such series will be separate from any other series of debt securities currently outstanding or that may be issued from time to time in the future under the indenture.

The issuance of each of the floating rate notes, the 2030 notes and the 2036 notes is not conditioned on the issuance of any other series of notes.

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and we may, without the consent of the holders of the notes, issue additional debt securities, including additional notes, having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement (except for the price to public, issue date, and in some cases, the first interest payment date). If we reopen any series of notes and issue additional notes, such additional notes will constitute part of a single series of debt securities consisting of such additional notes along with the related series of notes offered hereby.

Listing:	Application will be made for listing of the notes on the New York Stock Exchange.

Use of proceeds:	We intend to use the net proceeds of this offering for general corporate purposes.

Trustee and Paying Agent:	Deutsche Bank Trust Company Americas.

Closing and delivery:	We currently expect delivery of the notes to occur on November 6, 2025.

Risk factors:	You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference from our 2024 Form 20-F. In particular, you should evaluate the specific factors identified under “Risk Factors” beginning on page S-9 of this prospectus supplement, page 4 of the attached prospectus, as well as the risk factors set out on pages 25-32 of our 2024 Form 20-F, and “Principal Risks and Uncertainties” in Exhibit 99.2 to our Report on Form 6-K filed with the SEC on July 31, 2025.

RISK FACTORS

Investing in the notes involves a high degree of risk, including, but not limited to, the risks described below. In addition, you should carefully consider, among other things, the risks described in the documents incorporated by reference into this prospectus supplement. The risks and uncertainties described below and in the foregoing documents are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the notes could decline, perhaps significantly, and you could lose all or part of your investment. In this “Risk Factors” section, (i) when we refer to the applicability of SOFR (as defined in “Description of Notes—Interest—Floating Rate Notes—Compounded SOFR”) to the floating rate notes, we mean the floating rate notes at any time when the interest rate on the floating rate notes is or will be determined based on SOFR, including Compounded SOFR (as defined in “Description of Notes—Interest—Floating Rate Notes—Compounded SOFR”), and (ii) when we refer to the “benchmark transition provisions” and certain defined terms in those provisions, we mean the benchmark transition provisions and defined terms that are described under “Description of Notes—Interest—Floating Rate Notes—Effect of Benchmark Transition Event.” The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks relating to the Shell Group’s business

You should read “Risk Factors” in the 2024 Form 20-F and and “Principal Risks and Uncertainties” in Exhibit 99.2 to Shell’s Report on Form 6-K filed with the SEC on July 31, 2025, which are incorporated by reference in this prospectus supplement, or similar sections in subsequent filings incorporated by reference in this prospectus supplement, for information on risks relating to our business.

Risks relating to the notes

Because Shell is a holding company and conducts its operations through subsidiaries, your right to receive payments on the guarantees issued by Shell will be structurally subordinated to the liabilities of its subsidiaries.

Shell is organized as a holding company, and substantially all of its operations are carried out through subsidiaries of Shell. Shell’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. Payments to Shell by its subsidiaries and affiliated companies will be contingent upon the earnings of those entities and the ability of those entities to pay dividends from profits available for distribution and make other payments to Shell is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which those entities are currently or may in the future become a party. Shell’s subsidiaries will not be guarantors of the notes. Claims of the creditors of Shell’s subsidiaries will have priority as to the assets of such subsidiaries over the claims of Shell. Consequently, in the event of insolvency of Shell, the claims of holders of the notes under the guarantees would be structurally subordinated to the prior claims of the creditors of subsidiaries of Shell.

Because the notes will be unsecured, your right to receive payments may be adversely affected.

The notes will be unsecured. If Shell Finance US defaults on the notes or Shell defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Shell Finance US or Shell have granted security interests over their assets to secure other debts, the proceeds from the sale of the assets that secure these debts will be used to satisfy the obligations under that secured debt before Shell Finance US or Shell could use such proceeds to make payment on the notes or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would rank equally in right of payment with all unsecured indebtedness that is not subordinated to such secured debt, including the notes. In addition, Shell Finance US or Shell may have to satisfy obligations mandatorily preferred by law applying to companies generally before Shell Finance US or Shell could make payments on the notes or the guarantees, respectively.

The notes lack a developed trading market, and such a market may never develop or be sustained.

Although we intend to apply to list the notes on the New York Stock Exchange, there can be no assurance that any series of notes will be listed or as to the development or liquidity of any market for the notes. There can also be no assurance regarding the ability of holders of notes to sell their notes or the price at which such holders may be able to sell their notes. If a trading market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on the notes, in each case depending on many factors, including, among other things, prevailing interest rates, Shell’s financial results, any change in Shell’s credit-worthiness and the market for similar securities.

The underwriters may make a market in the notes as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the notes or that an active public market for the notes will develop, in which case you may be unable to sell the notes at opportune times, at opportune prices or at all.

The ability of Shell Finance US to satisfy its obligations in respect of the notes is dependent on other members of the Shell Group.

Shell Finance US is a special purpose financing vehicle that was formed for the purpose of raising debt for the Shell Group. Shell Finance US conducts no business or revenue-generating operations of its own. The primary business of Shell Finance US is the raising of money for the purpose of on-lending to other members of the Shell Group. The ability of Shell Finance US to satisfy its obligations in respect of the notes, including the payment of principal and interest, will depend on payments made to Shell Finance US by Shell and other subsidiaries in the Shell Group in respect of loans and advances made by Shell Finance US as applicable.

The Shell Finance US Indenture does not restrict the amount of additional indebtedness that we may incur.

The notes and the Shell Finance US Indenture under which the notes will be issued does not place any limitation on the amount of indebtedness that may be incurred by the Shell Group. Incurrence of additional indebtedness by the Shell Group may have important consequences for you as a holder of the notes, including making it more difficult for Shell Finance US or Shell to satisfy its obligations with respect to the notes, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the notes in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your notes, if any, and increasing the risk that the credit rating of the notes is lowered or withdrawn.

Risks related to the floating rate notes

The future performance of SOFR cannot be predicted based on historical performance.

The future performance of SOFR cannot be predicted based on the limited historical performance. Levels of SOFR going forward may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR will be positive. Investors in the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The interest rate on the floating rate notes is based on a Compounded SOFR rate and the SOFR Index.

For each floating rate notes interest period, the interest rate on the floating rate notes is based on Compounded SOFR, which is calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Interest—Floating Rate Notes—Compounded SOFR,” not the SOFR rate published on or in respect of a particular date during such floating rate notes interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any floating rate notes interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a floating rate notes interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the floating rate notes interest payment date for such floating rate notes interest period.

Compounded SOFR with respect to a particular floating rate notes interest period will only be capable of being determined near the end of the relevant floating rate notes interest period.

The level of Compounded SOFR applicable to a particular floating rate notes interest period and, therefore, the amount of interest payable with respect to such floating rate notes interest period will be determined on the Interest Payment Determination Date for such floating rate notes interest period. Because each such date is near the end of such floating rate notes interest period, you will not know the amount of interest payable with respect to a particular floating rate notes interest period until shortly prior to the related floating rate notes interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such floating rate notes interest payment date. In addition, some investors may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.

SOFR or the SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the floating rate notes.

The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction of the amount of interest payable on the floating rate notes, which may adversely affect the trading prices of the floating rate notes. The Federal Reserve Bank of New York may withdraw, modify, amend, suspend or discontinue the publication of the SOFR Index or SOFR data in its sole discretion and without notice (in which case a fallback method of determining the interest rate on the floating rate notes as further described under “Description of Notes—Floating Rate Notes-Compounded SOFR” will apply) and has no obligation to consider the interests of holders of the floating rate notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR or the SOFR Index. The interest rate for any floating rate notes interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that floating rate notes interest period has been determined.

If we or our Designee (as defined herein) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, which will be a different rate plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Interest—Floating Rate Notes—Compounded SOFR.”

We or an affiliate of ours will or could have authority to make determinations, decisions and elections that could affect the return on, value of and market for the floating rate notes.

Under the terms of the floating rate notes, we are authorized to make certain determinations, decisions and elections with respect to the interest rate on the floating rate notes. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest payable on the floating rate notes. For example, if we determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the floating rate notes, then we will determine, among other things, the Benchmark Replacement, Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes. Furthermore, we are authorized to appoint a designee (which may be one of our affiliates) to make certain of the determinations, decisions and elections that we are authorized to make under the terms of the floating rate notes, including any determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, and the related determinations of the Benchmark Replacement and Benchmark Replacement Adjustment. Any exercise of discretion by us, or by one of our affiliates acting as our designee, under the terms of the floating rate notes could present a conflict of interest. In addition, we or an affiliate of ours may assume the duties of calculation agent for the floating rate notes. In making any required determinations, decisions and elections under the terms of the floating rate notes, we or any affiliate acting as our designee, including if we or an affiliate are acting as calculation agent, may have economic interests that are adverse to the interest of the holders of those notes, and those determinations, decisions or elections could have a material adverse effect on the return on, value of and market for those notes. All determinations, decisions or elections by us, or by one of our affiliates acting as our designee, including those made by us or by an affiliate acting as calculation agent, will be conclusive and binding absent manifest error.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, the unaudited consolidated combined capitalization and indebtedness of the Shell Group as of September 30, 2025, and as adjusted to give effect to the issuance of the notes. Other than the changes noted below to reflect the anticipated issuance of the notes, there has been no material change in the capitalization and indebtedness of the Shell Group since September 30, 2025.

Equity	September 30, 2025	Adjusted for Offering
	(unaudited) $ million	(unaudited) $ million
Total equity attributable to shareholders of Shell plc	$175,823	$175,823
Current debt	$10,022	$10,022
Non-Current debt	$63,955	$66,305

Total debt	$73,977	$76,327

Total capitalization	$249,800	$252,150

USE OF PROCEEDS

We estimate that the net proceeds (after underwriting discounts and our estimated net offering expenses) from the sale of the notes will be approximately $2,340,238,000. We intend to use the net proceeds of this offering for general corporate purposes.

DESCRIPTION OF NOTES

This section describes the specific financial and legal terms of the notes and supplements the more general description under “Description of Debt Securities” in the attached prospectus. To the extent that the following description is inconsistent with the terms described under “Description of Debt Securities” in the attached prospectus, the following description replaces that in the attached prospectus.

General

The floating rate notes will be issued in an initial aggregate principal amount of $350,000,000 and will mature on November 6, 2030, the 2030 notes will be issued in an initial aggregate principal amount of $1,000,000,000 and will mature on November 6, 2030, and the 2036 notes will be issued in an initial aggregate principal amount of $1,000,000,000 and will mature on January 6, 2036. Book-entry interests in the notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000.

As used herein, “Business Day” means any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

If the date of maturity or date of redemption of the notes falls on a day that is not a Business Day, then the related payment of principal and interest will be made on the next day that is a Business Day with the same effect as if made on the date that the payment was first due, and no interest will accrue on the amount so payable for the period from the date of maturity or date of redemption.

Application will be made for listing of the notes on the New York Stock Exchange. No assurance can be made that such application will be approved or that a liquid trading market for the notes will develop. The notes and guarantees are governed by New York law.

The notes will be the unsecured and unsubordinated indebtedness of Shell Finance US and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

Shell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, premium (if any), and interest on the notes, including any additional amounts, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees will provide that in the event of a default in the payment of principal of, any premium or interest on, or in any sinking fund payment, or any additional amounts which may be payable by Shell Finance US in respect of the notes, the holder of the notes may institute legal proceedings directly against Shell to enforce the guarantees without first proceeding against Shell Finance US or exhausting any other remedies which such holder may have and without resorting to any other security held by it. The guarantees of the notes will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Because Shell is a holding company, the guarantee will effectively rank junior to any indebtedness of Shell’s subsidiaries.

The floating rate notes, the 2030 notes and the 2036 notes will each constitute a separate series of debt securities under the indenture relating to the notes. Each such series will be separate from any other series of debt securities that may be issued from time to time in the future under the indenture relating to guaranteed debt securities issued by Shell Finance US, dated as of October 8, 2024, among Shell Finance US, Shell and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and we may, without the consent of the holders of the notes, issue additional debt securities, including additional notes, having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement (except for the price to public, issue date, and in some cases, the first interest payment date). If we reopen any series of notes and issue additional notes, such additional notes will constitute part of a single series of debt securities consisting of such additional notes along with the related series of notes offered hereby.

The Trustee at its principal corporate trust office in the city of New York is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold a beneficial interest in the notes through DTC and its participants, including Clearstream, Luxemburg and Euroclear. See “Clearance and Settlement” in the attached prospectus for more information about these clearing systems.

Interest

Floating Rate Notes

The floating rate notes will bear interest for each interest period at a rate determined by the calculation agent, except as set forth below. The calculation agent is Deutsche Bank Trust Company Americas until such time as we appoint a successor calculation agent (the “Calculation Agent”). We will pay interest on the floating rate notes on February 6, May 6, August 6 and November 6 of each year to holders of record on the preceding January 22, April 21, July 22 or October 22, as the case may be, beginning on February 6, 2026, and on the maturity date (each, an “interest payment date”). The interest rate on the floating rate notes for a particular interest period (as defined below) will be a per annum rate equal to a benchmark rate, which will initially be Compounded SOFR, determined as described below, plus a spread of 0.78% per annum (the “spread”). The interest determination date for an interest period will be the date that is two U.S. Government Securities Business Days (as defined below) before the applicable interest payment date or the applicable redemption date in the case of a redemption as described under “Description of Debt Securities—Provisions Applicable to Each Indenture—Optional Tax Redemption” in the attached prospectus. Promptly upon determination, the Calculation Agent will inform the Trustee and us, or in certain circumstances described below, Shell or our designee (which may be an independent financial advisor or such other designee of ours (any of such entities, a “Designee”)) will inform the Trustee, of the interest rate for such interest period. Absent manifest error, the determination of the interest rate by the Calculation Agent, or in certain circumstances described below, by Shell or our Designee, shall be binding and conclusive on the holders of the floating rate notes, the Trustee and us. For the avoidance of doubt, in no event shall the Calculation Agent, Trustee or paying agent be the Designee. If an interest payment date on the floating rate notes falls on a date that is not a Business Day, the interest payment date shall be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case, the interest payment date shall be the immediately preceding Business Day. Interest on the floating rate notes will be paid to but excluding the relevant interest payment date. Interest on the floating rate notes will be computed on the basis of the actual number of days in an interest period and a 360-day year.

None of the Trustee, the paying agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Compounded SOFR (or any other benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event (as defined herein) or related Benchmark Replacement Date (as defined herein), (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment (as defined herein), or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes (as defined herein) are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, paying agent and Calculation Agent shall be entitled to conclusively rely on any determinations made by Shell or its Designee without independent investigation, and none will have any liability for actions taken at the direction of Shell.

Any determination, decision or election that may be made by Shell or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence of non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in Shell’s or its Designee’s sole discretion and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. None of the Trustee, the Calculation Agent or the paying agent will have any liability for any determination made by or on behalf of Shell or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

None of the Trustee, the paying agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the Trustee, paying agent or Calculation Agent shall be responsible or liable for Shell’s actions or omissions or for those of its Designee, or for any failure or delay in the performance by Shell or its Designee, nor shall any of the Trustee, paying agent or Calculation Agent be under any obligation to oversee or monitor Shell’s performance or that of the Designee.

The term “interest period,” with respect to the floating rate notes, means (i) the period from, and including, the most recent interest payment date for the floating rate notes (or, with respect to the initial interest period only, from and including November 6, 2025) to, but excluding, the next succeeding interest payment date for the floating rate notes or (ii) in the case of the last such period, from, and including, the interest payment date for the floating rate notes immediately preceding the maturity date to, but excluding, the maturity date.

As further described herein, the amount of interest accrued and payable on the floating rate notes for each interest period will be equal to the product of (i) the outstanding principal amount of the floating rate notes multiplied by (ii) the product of (a) the interest rate of the floating rate notes for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

Compounded SOFR

The interest rate on the floating rate notes for each interest period will be equal to Compounded SOFR plus the spread. “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the interest payment date relating to such interest period; and

“dc” is the number of calendar days in the applicable Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index published for such U.S. Government Securities Business Day as such value appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)

if the SOFR Index specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below.

“Interest Payment Determination Date” is the date that is two U.S. Government Securities Business Days before each interest payment date or the applicable redemption date in the case of a redemption as described under “Description of Debt Securities—Provisions Applicable to Each Indenture—Optional Tax Redemption” in the attached prospectus.

“Observation Period” is, in respect of each interest period for the floating rate notes, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the Interest Payment Determination Date for such interest period.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s website

(https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index).

“U.S. Government Securities Business Day” is any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the spread of 0.78% per annum.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our Designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth herein will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each interest period on the floating rate notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the spread.

SOFR Index Unavailability

If a IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the website of the Federal Reserve Bank of New York, at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the Federal Reserve Bank of New York’s website.

Effect of Benchmark Transition Event

Benchmark Replacement. If Shell or our Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Shell (or our Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by Shell (or our Designee) pursuant to this section titled “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in Shell’s (or our Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.

Certain Defined Terms. As used herein:

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Shell (or our Designee) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by Shell (or our Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Shell (or our Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by Shell (or our Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “interest period” and “Observation Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters) that Shell (or our Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if Shell (or our Designee) decides that adoption of any portion of such market practice is not administratively feasible or if Shell (or our Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Shell (or our Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark for the floating rate notes means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our Designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Fixed Rate Notes

The 2030 notes will bear interest at the rate per annum shown on the cover page of this prospectus supplement, payable in arrears on May 6 and November 6 of each year to holders of record on the preceding April 21 and October 22, as the case may be, beginning on May 6, 2026 (or the first following Business Day, if such day is not otherwise a Business Day, as if made on the date payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date). Interest on the 2030 notes will be computed on the basis of a 360-day year of twelve 30-day months.

The 2036 notes will bear interest at the rate per annum shown on the cover page of this prospectus supplement, payable in arrears on January 6 and July 6 of each year to holders of record on the preceding December 22 and June 21, as the case may be, beginning on January 6, 2026 (or the first following Business Day, if such day is not otherwise a Business Day, as if made on the date payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date). Interest on the 2036 notes will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of Additional Amounts

The government of any jurisdiction where Shell is resident may require Shell to withhold or deduct amounts from amounts to be paid under the guarantees for taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, Shell may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction. Shell will not have to pay additional amounts under any of the following circumstances (including any combination of the following):

•	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•

The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the note or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•

The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the note, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or other entity, or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such note. The amount of the additional payments otherwise payable to such fiduciary, partnership or other entity will be reduced in proportion to the interest that the ultimate beneficial owners described in the previous sentence own in such holder.

•

The tax or governmental charge is imposed due to the presentation of a note, if presentation is required, for payment on a date more than 30 days after the note became due or after the payment was provided for.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

•

The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to make a declaration (of non-residence or other similar claim for exemption) or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•

The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any request by Shell to provide information about the nationality, residence or identity of the holder or beneficial owner.

•	The withholding or deduction is imposed on a payment to a holder or beneficial owner who could have avoided such withholding or deduction by presenting its notes to another paying agent.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Shell is resident.

Redemption

Optional Redemption

The floating rate notes will not be redeemable prior to maturity, other than as set forth below under “—Optional Tax Redemption.”

Shell Finance US will have the right to redeem each series of the fixed rate notes at its option, in whole or in part, at any time and from time to time prior to the applicable Par Call Date, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the fixed rate notes discounted to the applicable redemption date (assuming the fixed rate notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, in the case of the 2030 notes, and 15 basis points, in the case of the 2036 notes, less (b) interest accrued to the applicable redemption date; and (2) 100% of the principal amount of the fixed rate notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

On or after the applicable Par Call Date, Shell Finance US has the right to redeem each series of the fixed rate notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the applicable series of the fixed rate notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

“Par Call Date” means as to the 2030 notes, October 6, 2030 (the date that is one month prior to the maturity date of the 2030 notes) and as to the 2036 notes, October 6, 2035 (the date that is three months prior to the maturity date of the 2036 notes).

“Treasury Rate” means, with respect to any redemption date for a series of fixed rate notes, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, Shell Finance US shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third Business Day preceding the applicable redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

For so long as the fixed rate notes are held by DTC (or another depositary), the redemption of the fixed rate notes shall be done in accordance with the policies and procedures of DTC (or such other depositary). Under current DTC policies and procedures, a partial redemption will be treated as a pro rata or by lot pass-through distribution of principal.

Once notice of redemption is given to holders, the applicable fixed rate notes called for redemption shall, subject to the satisfaction of any applicable conditions, become due and payable on the applicable redemption date and at the redemption price. Unless Shell Finance US defaults in payment of the applicable redemption price, and Shell defaults in payment under its guarantee, on and after the applicable redemption date of notes of a series, interest will cease to accrue on such fixed rate notes or any portions thereof called for redemption.

Optional Tax Redemption

We will have the option to redeem each series of the notes in the two situations described below. The redemption price for the notes will be equal to the principal amount of the applicable series of the notes being redeemed plus accrued (but unpaid) interest and any additional amounts due on the applicable date fixed for redemption. Notice of any redemption will be given at least 10 days but not more than 60 days before the applicable redemption date to each holder of notes to be redeemed, with a copy to the Trustee.

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

•	Shell would be required to pay additional amounts as described herein under “—Payment of Additional Amounts”; or

•	Shell or any of its subsidiaries would have to deduct or withhold tax on any payment to Shell Finance US to enable it to make a payment of principal or interest on the notes.

This applies only in the case of changes, executions or amendments that occur on or after the date of this prospectus supplement.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where a person assumes the obligations of Shell or Shell Finance US, as described in the attached prospectus under “Description of Debt Securities—Provisions Applicable to Each Indenture—Consolidation, Merger and Sale of Assets” and “—Substitution of Shell Finance or Shell Finance US as Issuer,” and is required to pay additional amounts. Other than in the case of a Voluntary Assumption (as defined in the attached prospectus under “Description of Debt Securities—Provisions Applicable to Each Indenture—Consolidation, Merger and Sale of Assets”), we would have the option to redeem the notes even if we are required to pay additional amounts immediately after such assumption. In addition, in all the circumstances described above, including a Voluntary Assumption, we would have the option to redeem the notes if we are required to pay additional amounts as a result of a change in, execution of or amendment to any laws or treaties or official application of any law or treaty that occurs after such assumption. Additionally, we would not be required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Substitution

We may cause Shell or any subsidiary of Shell to assume the obligations of Shell Finance US under the notes as described under “Description of Debt Securities—Provisions Applicable to Each Indenture—Substitution of Shell Finance or Shell Finance US as Issuer” of the attached prospectus. Additionally, should any entity become the 100% owner of Shell, such entity may assume the obligations of Shell under the notes as described under “Description of Debt Securities—Provisions Applicable to Each Indenture—Consolidation, Merger and Sale of Assets” of the attached prospectus. U.S. tax implications of these provisions to holders are described under “Taxation—U.S. Taxation—U.S. Taxation of Debt Securities—Merger and Consolidation/Substitution of Issuer” of the attached prospectus.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on the notes as described under “Description of Debt Securities—Provisions Applicable to Each Indenture—Defeasance” in the attached prospectus.

Trustee

The trustee for the holders of the notes will be Deutsche Bank Trust Company Americas. See “Description of Debt Securities — Provisions Applicable to Each Indenture—Trustee” and “—Events of Default” in the attached prospectus for a description of the Trustee’s procedures and remedies available in the event of a default.

TAXATION

U.S. Taxation

See “TAXATION—U.S. Taxation ” in the attached prospectus for a description of the material U.S. federal income tax consequences of acquiring, owning and disposing of securities that may be offered pursuant to this prospectus supplement.

U.K. Taxation

The paragraphs in the section in the attached prospectus entitled “TAXATION – U.K. Taxation of Debt Securities” shall be substituted with the following paragraphs:

Payments and Disposals (including Redemption)

U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “U.K. Taxation” will not generally be directly assessed to U.K. tax on income or chargeable gains in respect of interest on, or the disposal (including redemption) of, debt securities issued by Shell, Shell Finance or Shell Finance US.

There is, however, an exception to this rule in the case of a U.S. holder who is an individual, who has ceased to be resident for tax purposes in the U.K. or starts to be regarded as Treaty Non Resident but then resumes residence in the U.K. or, as the case may be, ceases to be regarded as Treaty Non Resident, before five complete tax years have passed. Such a holder may be liable to U.K. capital gains tax (subject to any available exemption or relief) on a disposal of debt securities issued by Shell, Shell Finance or Shell Finance US made whilst not resident for tax purposes in the U.K. or whilst Treaty Non Resident.

Payments of principal and interest on debt securities issued by Shell Finance and Shell Finance US which do not have a U.K. source, and payments of principal on debt securities issued by Shell, will not be subject to withholding or deduction for or on account of U.K. tax.

Interest payments on debt securities issued by Shell which have a U.K. source may be subject to withholding or deduction for or on account of U.K. tax. However, such payments will not be subject to withholding or deduction for or on account of U.K. tax if:

•

such debt securities carry a right to interest and are listed on a recognized stock exchange as defined in Section 1005 of the Income Tax Act 2007. Securities which are included on the Official List of the U.K. Financial Conduct Authority, along with securities which are officially listed in a country outside the U.K. in which there is a recognized stock exchange, in accordance with provisions corresponding to those generally applicable in European Economic Area states, will satisfy this requirement if they are admitted to trading on an exchange designated as a recognized stock exchange by an order made by the Commissioners for HMRC. The London Stock Exchange and the New York Stock Exchange, inter alia, are recognized stock exchanges for these purposes; or

•

the maturity of the relevant debt security is less than 365 days from the date of issue and the debt security is not issued under (and does not become subject to) arrangements the effect of which is to render such debt security part of a borrowing intended to be, or capable of remaining, outstanding for more than 364 days.

In other cases, where payments of interest on debt securities issued by Shell have a U.K. source, such payments would, subject to any other relief or exemption that may apply, in principle be made to U.S. holders after deduction of tax at the basic rate, which is currently 20%. However, no such deduction need be made if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the U.K./U.S. Tax Treaty in respect of income and capital gains and Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of U.K. tax.

Guarantee Payments

Neither U.S. holders who satisfy the criteria set out in the first paragraph above headed “U.K. Taxation” nor Shell Finance or Shell Finance US will be directly assessed to U.K. tax on income or chargeable gains in respect of any payments made by Shell under the guarantee.

Depending on the legal analysis of any payment made by Shell under the guarantee to the persons mentioned above it is possible that such payment could be subject to U.K. withholding tax. However, no such withholding need be made nor tax deducted if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the U.K./U.S. Tax Treaty in respect of income and capital gains and Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of U.K. tax.

U.K. Inheritance Tax

A U.S. holder who is an individual domiciled in the U.S. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty and who is not a national of the U.K. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty will not normally be subject to U.K. inheritance tax in respect of debt securities issued by Shell, Shell Finance or Shell Finance US on the individual’s death or on a gift of such debt securities made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the U.K. or pertain to the individual’s U.K. fixed base used for the performance of independent personal services. In the exceptional case where debt securities are subject to both U.K. inheritance tax and U.S. federal estate or gift tax, the U.K./U.S. Estate and Gift Tax Treaty may provide for tax paid in the U.K. to be credited against tax payable in the U.S., based on priority rules set out in that treaty.

U.K. Stamp Duty and SDRT

No U.K. stamp duty or SDRT will generally be payable by a holder of debt securities on the creation or issue of the debt securities by Shell, Shell Finance or Shell Finance US.

No charge to 1.5% stamp duty or SDRT will generally be payable on the issue of the debt securities to a depositary receipt issuer or clearance service.

Where debt securities are transferred to (or to a nominee or agent for) (a) a person whose business is or includes issuing depositary receipts (a “depositary receipt system”), or (b) a person whose business is or includes the provision of clearance services and who has not made an election under section 97A of the Finance Act 1986 (a “clearance service”), stamp duty or SDRT will generally be payable at the higher rate of 1.5% of the issue price. An exemption from 1.5% stamp duty or SDRT may, subject to certain conditions, be available where the transfer is made in the course of certain capital-raising arrangements or qualifying listing arrangements.

The rules regarding the application of this higher rate of stamp duty and SDRT are complex, and specific advice should be sought before transferring the debt securities to a (or a nominee or agent for) a depository receipt system or clearance service.

No liability for U.K. stamp duty or SDRT will arise on electronic transfers of debt securities within a clearance service (provided that no instrument of transfer is entered into and provided that the clearance service has not made an election under section 97A of the Finance Act 1986). And in any event, no liability for U.K. stamp duty or SDRT will arise on a transfer of, or an agreement to transfer, debt securities where such securities do not carry:

•

a right (exercisable then or later) of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description as the debt securities being transferred;

•	a right to interest the amount of which falls, or has fallen, to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

•	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

•

a right on repayment to an amount which exceeds their nominal amount and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

EXPENSES

We estimate that the expenses in connection with the offering, other than the underwriting discount, will be as follows:

SEC Registration Fee	$325,000
Printing	$35,000
Legal Fees and Expenses	$275,000
Accounting Fees and Expenses	$25,014
NYSE Listing Fees	$25,000
Trustee’s Fees and Expenses	$7,000

Total	$692,000

EXPERTS

The consolidated financial statements of Shell plc appearing in Shell plc’s Annual Report on Form 20-F as amended by Amendment No. 1 on Form 20-F/A for the year ended December 31, 2024, and the effectiveness of Shell plc’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Cravath, Swaine & Moore LLP, U.S. counsel for us and Shell Finance US, will pass upon the validity of the notes and the guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the guarantees of Shell as to certain matters of English law. The underwriters are being advised by Morrison & Foerster LLP on certain legal matters.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated November 3, 2025 and incorporated in the terms agreement dated November 3, 2025, each of the underwriters, for whom Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and SMBC Nikko Securities America, Inc. are acting as representatives, has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite the name of each underwriter.

Underwriter	Principal Amount of the floating rate notes	Principal Amount of the 2030 notes	Principal Amount of the 2036 notes
Citigroup Global Markets Inc.	$67,900,000	$194,000,000	$194,000,000
HSBC Securities (USA) Inc.	$67,900,000	$194,000,000	$194,000,000
J.P. Morgan Securities LLC	$67,900,000	$194,000,000	$194,000,000
Morgan Stanley & Co. LLC	$67,900,000	$194,000,000	$194,000,000
SMBC Nikko Securities America, Inc.	$67,900,000	$194,000,000	$194,000,000
Academy Securities, Inc.	$3,500,000	$10,000,000	$10,000,000
Penserra Securities LLC	$3,500,000	$10,000,000	$10,000,000
Siebert Williams Shank & Shank & Co., LLC	$3,500,000	$10,000,000	$10,000,000

Total	$350,000,000	$1,000,000,000	$1,000,000,000

The underwriting agreement and the terms agreement provide that the obligations of the several underwriters are subject to certain conditions and that the underwriters will purchase all of the notes of the related series offered by this prospectus supplement if any of such notes are purchased.

The underwriters have advised us that they propose to offer the notes to the public at the respective public offering prices on the cover page of this prospectus supplement, and may offer the notes to dealers at that price less a concession not in excess of 0.072% of the principal amount of the floating rate notes, 0.072% of the principal amount of the 2030 notes and 0.120% of the principal amount of the 2036 notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.048% of the principal amount of the floating rate notes, 0.048% of the principal amount of the 2030 notes and 0.080% of the principal amount of the 2036 notes to the other dealers. After the initial public offering, the public offering prices and other selling terms may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Each series of notes is a new issue of debt securities with no established trading market. Although we intend to apply for listing of the notes on the New York Stock Exchange, there can be no assurance that an active trading market will develop on or off such exchange or that quotations for the notes will be readily available. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market making activities without any notice. We cannot assure the liquidity of the trading markets for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters are permitted to engage in transactions to stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of the prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Certain of the underwriters and/or their affiliates are lenders under our revolving credit facilities and may receive a portion of the net proceeds of this offering if such proceeds are used to repay amounts outstanding under our revolving credit facilities, if any.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in various banking and financial services for and commercial transactions with us and our affiliates for which they have received, and will receive in the future, customary fees.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Shell and Shell Finance US (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with Shell and Shell Finance US. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We estimate that expenses, excluding underwriting discounts, will be approximately $692,000.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, various liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the notes will be made against payment therefor on the date specified on the cover page of this prospectus supplement, which will be the business day following the pricing of the notes (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing of the notes sold in this offering should consult their own advisor.

Selling Restrictions

The notes are offered for sale only in those jurisdictions where it is lawful to make such offers.

Europe

Neither we nor any of the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes other than to qualified investors as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes: (a) a retail investor means a person who is one (or more) of: i. a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); ii. a customer within the meaning of Directive 2016/97/EU, as amended or superseded, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or iii. not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Neither we nor any of the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes other than to: (i) qualified investors in the European Economic Area (the “EEA”) as defined in Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”); and (ii) qualified investors in the United Kingdom as defined in the retained version of the EU Prospectus Regulation (the “UK Prospectus Regulation”) as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”).

Prohibition of Sales to United Kingdom Retail Investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by the EU PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Each underwriter and each dealer has represented and agreed, and each further underwriter and dealer appointed will be required to represent and agree, that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Shell or Shell Finance US; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the UK Prospectus Regulation) who are (i) investment professionals, as defined in Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), or (ii) high net worth entities, falling within Article 49(2)(a) to (d) of the Financial Promotion Order or

(iii) other persons to whom it may lawfully be communicated (all such persons in (i), (ii) and (iii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Belgium

Neither the prospectus supplement nor any other documents or materials relating to the notes offering have been submitted to or will be submitted for approval or recognition to the Belgian Financial Services and Markets Authority (“Autorité des services et marchés financiers”/“Autoriteit voor Financiële Diensten en Markten”). The notes offering is not being, and may not be, made in Belgium by way of a public offering, as defined in Articles 3, §1, 1° and 6, §1 of the Belgian Law of April 1, 2007 on public takeover bids (“loi relative aux offres publiques d’acquisition”/“wet op de openbare overnamebiedingen”) (the “Belgian Takeover Law”) or as defined in Article 3, §1 of the Belgian Law of June 16, 2006 on the public offer of investment instruments and the admission to trading of investment instruments on a regulated market (“loi relative aux offres publiques d’instruments de placement et aux admissions d’instruments de placement à la négociation sur des marchés réglementés”/“wet op de openbare aanbieding van beleggingsinstrumenten en de toelating van beleggingsinstrumenten tot de verhandeling op een gereglementeerde markt”) (the “Belgian Prospectus Law”), both as amended or replaced from time to time. Accordingly, the notes offering may not be, and are not being, advertised and the notes offering will not be extended, and neither the prospectus supplement nor any other documents or materials relating to the notes offering (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to persons which are “qualified investors” (“investisseurs qualifiés”/“gekwalificeerde beleggers”) as defined in Article 10, §1 of the Belgian Prospectus Law, acting on their own account, as referred to in Article 6, §3 of the Belgian Takeover Law or (ii) in any other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law. The prospectus supplement has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the notes offering. Accordingly, the information contained in the prospectus supplement or in any other documents or materials relating to the notes offering may not be used for any other purpose or disclosed or distributed to any other person in Belgium.

France

The notes offering is not being made, directly or indirectly, to the public in the Republic of France. Neither the prospectus supplement nor any other documents or materials relating to the notes offering have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (“personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers”) and/or (ii) qualified investors (“investisseurs qualifiés”) other than individuals, in each case acting on their own account and all as defined in, and in accordance with, Articles L.411-1, L.411-2, D.321-1 and D.411-1 of the French Code Monétaire et Financier, are eligible to participate in the notes offering. The prospectus supplement and any other document or material relating to the notes offering have not been and will not be submitted for clearance to nor approved by the Autorité des marchés financiers.

Italy

None of the notes offering, the prospectus supplement or any other documents or materials relating to notes offering or the new notes have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”). The notes offering is being carried out in the Republic of Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 3, of CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”) and, therefore, are intended for, and directed only at, qualified investors (investitori qualificati) (the “Italian Qualified Investors”), as defined pursuant to Article 100, paragraph 1, letter (a) of the Financial Services Act and Article 34-ter, paragraph 1, letter (b) of the Issuers’ Regulation. Accordingly, the notes offering cannot be promoted, nor may copies of any document related thereto or to the new notes be distributed, mailed or otherwise forwarded, or sent, to the public in Italy, whether by mail or by any means or other instrument (including, without limitation, telephonically or electronically) or any facility of a national securities exchange available in Italy, other than to Italian Qualified Investors. Persons receiving this prospectus must not forward, distribute or send it in or into or from Italy. Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the new notes, the notes offering or the prospectus supplement.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FNMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus supplement and attached prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement, the attached prospectus, and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the attached prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the attached prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and attached prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these notes in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

PROSPECTUS

SHELL PLC

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

WARRANTS

ORDINARY SHARES

SHELL INTERNATIONAL FINANCE B.V.

with corporate seat in The Hague, the Netherlands

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

Fully and unconditionally guaranteed by

SHELL PLC

SHELL FINANCE US INC.

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

Fully and unconditionally guaranteed by

SHELL PLC

Shell plc may use this prospectus to offer from time to time senior or subordinated debt securities, warrants or ordinary shares, directly or in the form of American Depositary Receipts. Each of Shell International Finance B.V. and Shell Finance US Inc. may use this prospectus to offer from time to time senior or subordinated debt securities fully and unconditionally guaranteed by Shell plc. Shell plc’s ordinary shares are admitted to the Official List of the U.K. Financial Conduct Authority and to trading on the main market for listed securities of the London Stock Exchange under the symbol “SHEL” and listed on NYSE Euronext in Amsterdam (“Euronext Amsterdam”) under the symbol “SHEL”. American Depositary Shares (“ADSs”) representing Shell plc’s ordinary shares are admitted for trading on the New York Stock Exchange under the symbol “SHEL”.

This prospectus describes the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they will be offered will be set forth and described in a prospectus supplement to this prospectus or a free writing prospectus. Such supplements or free writing prospectuses may also add to, update, supplement or clarify information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement or free writing prospectus regarding the particular issue of securities carefully before you invest.

We may sell the securities offered by this prospectus through underwriters or dealers, directly to purchasers or through agents. The names of any underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts, will be stated in an accompanying prospectus supplement or a free writing prospectus.

All dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 3 to read about certain risk factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

Prospectus dated December 15, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed on December 15, 2023 with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the offering and the terms of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information”, prior to purchasing any of the securities offered by this prospectus. However, if there are any inconsistencies between the information contained herein and the information contained in an accompanying prospectus supplement or free writing prospectus, the information in the prospectus supplement or free writing prospectus shall prevail.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement, free writing prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.

In this prospectus “Shell” refers to Shell plc, and “Shell Group” refers to Shell and its subsidiaries. “Shell Finance” refers to Shell International Finance B.V. “Shell Finance US” refers to Shell Finance US Inc. “Royal Dutch” refers to N.V. Koninklijke Nederlandsche Petroleum Maatschappij (also known as Royal Dutch Petroleum Company). “Shell Transport” refers to The Shell Transport and Trading Company Limited (formerly The “Shell” Transport and Trading Company, p.l.c.). “BG” refers to BG Group plc. References to “we”, “our” and “us” refer to Shell or the Shell Group, as the context may require.

In this prospectus and any prospectus supplement or free writing prospectus, “U.S. dollars” or “$” refers to the lawful currency of the United States (“U.S.”), “pounds sterling,” “£” or “pence” refers to the lawful currency of the United Kingdom (“U.K.”), and “euro” or “€” refers to the currency established for participating member states of the European Union (“E.U.”) as of the beginning of stage three of the European Monetary Union on January 1, 1999.

In this prospectus “Intermediary” means each institution (intermediair), as defined in the Dutch Securities Giro Act (Wet giraal effectenverkeer), which holds Shell ordinary shares on behalf of its clients, directly or indirectly, through Euroclear Nederland. References in this prospectus to Shell ordinary shares or to Shell shares shall, where the relevant shares are held by Euroclear Nederland in its capacity as central institute (centraal instituut) under the Dutch Securities Giro Act and the context so permits, include references to interests held in such shares by other persons in accordance with the Dutch Securities Giro Act.

In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for such stabilizing manager may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any agent of such stabilizing manager to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

SHELL PLC

Shell is the single parent company of Shell Petroleum N.V. (the legal successor of Royal Dutch) and Shell Transport. From 1907 until 2005, Royal Dutch and Shell Transport were the public parent companies of a group of companies known collectively as the “Royal Dutch/Shell Group”. All operating activities were conducted through the subsidiaries of Royal Dutch and Shell Transport. On July 20, 2005, Shell became the single parent company of Royal Dutch and Shell Transport (the “Unification”). On December 10, 2021, the shareholders of Shell approved amendments to Shell’s Articles of Association (the “Articles”), which permitted Shell to simplify its share structure through the establishment of a single line of shares and alignment of Shell’s tax residence with its country of incorporation by relocating meetings of its Board of Directors and Executive Committee and the Chief Executive Officer and the Chief Financial Officer to the United Kingdom and granted the Board of Directors the power to change Shell’s name (the “Simplification”). On December 20, 2021 the Board of Directors formally approved the Simplification, and on December 31, 2021 the Board approved the key steps required to move Shell’s tax residence to the U.K. Shell’s name was changed from Royal Dutch Shell plc to Shell plc on January 21, 2022, and Shell’s shares were assimilated into a single line of shares on January 29, 2022. This completed the Simplification.

The companies of the Shell Group are engaged worldwide in all the principal aspects of the oil and natural gas industry.

You can find a more detailed description of the Shell Group’s business and recent transactions in the 2022 20-F (as defined under “Where You Can Find More Information” below), which is incorporated by reference into this prospectus, as well as any subsequent filings incorporated by reference into this prospectus.

SHELL INTERNATIONAL FINANCE B.V.

Shell Finance was incorporated as a private company with limited liability under the laws of the Netherlands on March 5, 2004. Shell Finance was renamed to its current name on June 6, 2005, and became a 100% owned subsidiary of Shell on July 20, 2005. Shell Finance is a financing vehicle for Shell and its consolidated subsidiaries. Shell Finance has no independent operations, other than raising debt for use by the Shell Group, hedging such debt when appropriate and on-lending funds raised to companies in the Shell Group. Shell Finance will lend substantially all proceeds of its borrowings to companies in the Shell Group. Shell will fully and unconditionally guarantee the debt securities issued by Shell Finance pursuant to this prospectus as to payment of principal, premium (if any), interest and any other amounts due.

SHELL FINANCE US INC.

Shell Finance US was incorporated as a corporation under the laws of the State of Delaware on November 13, 2023. Shell Finance US is an indirect wholly-owned subsidiary of Shell. Shell Finance US is a financing vehicle for Shell and its consolidated subsidiaries. Shell Finance US has no independent operations, other than raising debt for use by the Shell Group, hedging such debt when appropriate and on-lending funds raised to companies in the Shell Group. Shell Finance US will lend substantially all proceeds of its borrowings to companies in the Shell Group. Shell will fully and unconditionally guarantee the debt securities issued by Shell Finance US pursuant to this prospectus as to payment of principal, premium (if any), interest and any other amounts due.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. Accordingly, you should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included or incorporated by reference in the applicable prospectus supplement before you decide to buy securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities could decline, in which case you may lose all or part of your investment.

Risks Relating to the Shell Group’s Business

You should read “Risk Factors” in the 2022 20-F, which is incorporated by reference in this prospectus, and similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to the Shell Group’s business.

Risks Relating to Shell’s Ordinary Shares

You should read “Risk Factors” in the 2022 20-F, which is incorporated by reference in this prospectus, and similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Shell’s Ordinary Shares.

Risks Relating to the Debt Securities and Warrants

Because Shell is a holding company and conducts its operations through subsidiaries, your right to receive payments on debt securities or guarantees issued by Shell will be structurally subordinated to the liabilities of its subsidiaries.

Shell is organized as a holding company, and substantially all of its operations are carried on through subsidiaries of Shell. Shell’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. Payments to Shell by its subsidiaries and affiliated companies will be contingent upon the earnings of those entities and the ability of those entities to pay dividends from profits available for distribution and make other payments to Shell is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which those entities are currently or may in the future become a party. Shell’s subsidiaries will not be guarantors of the debt securities that may be offered under this prospectus. Claims of the creditors of Shell’s subsidiaries will have priority as to the assets of such subsidiaries over the claims of Shell. Consequently, in the event of insolvency of Shell, the claims of holders of debt securities guaranteed or issued by Shell would be structurally subordinated to the prior claims of the creditors of subsidiaries of Shell.

Because the debt securities will be unsecured, your right to receive payments may be adversely affected.

The debt securities that we are offering will be unsecured. If Shell, Shell Finance or Shell Finance US defaults on the debt securities or Shell defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Shell, Shell Finance or Shell Finance US have granted security interests over their assets to secure other debts, the proceeds from the sale of the assets that secure these debts will be used to satisfy the obligations under that secured debt before Shell, Shell Finance or Shell Finance US could use such proceeds to make payment on the debt securities or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would rank equally in right of payment with all unsecured indebtedness that is not subordinated to such secured debt, including the senior debt securities. In addition, Shell, Shell Finance or Shell Finance US may have to satisfy obligations mandatorily preferred by law applying to companies generally before Shell, Shell Finance or Shell Finance US could make payments on the debt securities or the guarantees, respectively.

The debt securities and warrants lack a developed trading market, and such a market may never develop or be sustained.

Each of Shell, Shell Finance and Shell Finance US may issue debt securities in different series with different terms in amounts that are to be determined. Although any such debt securities issued may be listed on a recognized securities exchange in the U.S. or Europe, there can be no assurance that an active trading market will develop for any series of debt securities or, if a trading market develops, that the trading market will be sustained. Similarly, there can be no assurance that an active trading market will develop or be sustained for any warrants issued by Shell. There can also be no assurance regarding the ability of holders of our debt securities and warrants to sell their debt securities or warrants or the price at which such holders may be able to sell their debt securities or warrants. If a trading market were to develop, the debt securities and warrants could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt securities, in each case depending on many factors, including, among other things, prevailing interest rates, Shell’s financial results, any change in Shell’s credit-worthiness and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities or warrants may make a market in the debt securities or warrants as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or warrants or that an active public market for the debt securities or warrants will develop, in which case you may be unable to sell the securities at opportune times, at opportune prices or at all.

The substitution of the obligor on a particular series of our debt securities generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such debt securities that you hold.

We will have the right to cause Shell or any of its subsidiaries to assume the obligations of Shell Finance and Shell Finance US under any series of debt securities as described in “Description of Debt Securities — Substitution of Shell Finance or Shell Finance US as Issuer” below. In addition, an entity that becomes the owner of 100% of the voting stock of Shell may assume the obligations of Shell with respect to one or more series of debt securities as described in “Description of Debt Securities — Consolidation, Merger and Sale of Assets” below. Under U.S. tax law, the change in the obligor on our debt securities under these provisions could be treated as a disposition of any such debt securities that you hold, resulting in your realization of gain or loss on our debt securities even though you continue to hold our debt securities and receive no distribution in connection with the deemed disposition. See “Taxation — U.S. Taxation of Debt Securities — Sale or Retirement of Debt Securities” for discussion of possible tax consequences.

Any subordinated debt securities that we issue will be subordinate in ranking to our existing and future senior debt.

We may issue one or more series of debt securities that by their terms are subordinated to all existing and future “senior debt” (as defined in the relevant indenture). Under the subordination terms, the subordinated debt will be subordinated in right of payment to all senior debt and may be subject to payment blockage, standstill and other terms designed to enhance the rights of the holders of senior debt. As a result of these subordination terms, holders of subordinated debt may receive less upon any bankruptcy or liquidation than holders of senior debt. See “Description of Debt Securities — Provisions Applicable Solely to Subordinated Debt Securities”. You should read carefully the specific terms of any particular series of debt securities, which will be contained in the prospectus supplement relating to such debt securities.

The ability of Shell Finance and Shell Finance US to satisfy their obligations in respect of their debt securities is dependent on other members of the Shell Group.

Shell Finance and Shell Finance US are special purpose financing vehicles that were formed for the purpose of raising debt for the Shell Group. Shell Finance and Shell Finance US conduct no business or revenue-

generating operations of their own. The primary business of Shell Finance and Shell Finance US is the raising of money for the purpose of on-lending to other members of the Shell Group. The ability of Shell Finance and Shell Finance US to satisfy their obligations in respect of their debt securities, including the payment of principal and interest, will depend on payments made to Shell Finance and Shell Finance US, as applicable, by Shell and other subsidiaries in the Shell Group in respect of loans and advances made by Shell Finance and Shell Finance US, as applicable.

The indentures will not restrict the amount of additional indebtedness that we may incur.

The debt securities and the indentures under which the debt securities will be issued will not place any limitation on the amount of indebtedness that may be incurred by us. Our incurrence of additional indebtedness may have important consequences for you as a holder of the debt securities, including making it more difficult for us to satisfy our obligations with respect to the debt securities, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the debt securities in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your debt securities, if any, and increasing the risk that the credit rating of the debt securities is lowered or withdrawn.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus, any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements (within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) concerning the financial condition, results of operations and businesses of the Shell Group. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.

Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of the Shell Group to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions.

These forward-looking statements are identified by their use of terms and phrases such as “aim”, “ambition”, “anticipate”, “believe”, “could”, “estimate”, “expect”, “goals”, “intend”, “may”, “milestones”, “objectives”, “outlook”, “plan”, “probably”, “project”, “risks”, “schedule”, “seek”, “should”, “target”, “will” and similar terms and phrases. There are a number of factors that could affect the future operations of the Shell Group and could cause those results to differ materially from those expressed in the forward-looking statements included or incorporated by reference in this prospectus, including (without limitation):

•	price fluctuations in crude oil and natural gas;

•	changes in demand for the Shell Group’s products;

•	currency fluctuations;

•	drilling and production results;

•	reserves estimates;

•	loss of market share and industry competition;

•	environmental and physical risks;

•	risks associated with the identification of suitable potential acquisition properties and targets, and successful negotiation and completion of such transactions;

•	the risk of doing business in developing countries and countries subject to international sanctions;

•	legislative, judicial, fiscal and regulatory developments including regulatory measures addressing climate change;

•	economic and financial market conditions in various countries and regions;

•

political risks, including the risks of expropriation and renegotiation of the terms of contracts with governmental entities, delays or advancements in the approval of projects and delays in the reimbursement for shared costs;

•	risks associated with the impact of pandemics, such as the COVID-19 (coronavirus) outbreak; and

•	changes in trading conditions.

Also see “Risk Factors” in the 2022 20-F for additional risks and further discussion. No assurance is provided that future dividend payments will match or exceed previous dividend payments. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Neither Shell plc nor any of its subsidiaries undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Shell is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, Shell and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to Shell or its shareholders include proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to Shell’s shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

All filings made by Shell and its predecessors after December 15, 2002 are also available online through the SEC’s EDGAR electronic filing system. Access to EDGAR can be found on the SEC’s website, at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus.

The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents:

•	Annual Report on Form 20-F of Shell for the fiscal year ended December 31, 2022, as furnished with the SEC on March 9, 2023 (File No. 001-32575) (the “2022 20-F”);

•

Report on Form 6-K of Shell furnished with the SEC on May 4, 2023, containing the unaudited condensed interim financial report of Shell and its consolidated subsidiaries for the three-month period ended March 31, 2023 (File No. 001-32575);

•

Report on Form 6-K of Shell furnished with the SEC on July 27, 2023, containing the unaudited condensed interim financial report of Shell and its consolidated subsidiaries for the three- and six-month periods ended June 30, 2023 (File No. 001-32575);

•

Report on Form 6-K of Shell furnished with the SEC on November 2, 2023, containing the unaudited condensed interim financial report of Shell and its consolidated subsidiaries for the three- and nine-month periods ended September 30, 2023 (File No. 001-32575);

•	Reports on Form 6-K of Shell filed with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the 2022 20-F; and

•

the description of our share capital contained in the Report on Form 8-A12B of Shell filed with the SEC on January 25, 2022 (File No. 001-32575) (the “Capital Stock Form 8-A”) and any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings that we make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act until we sell all of the securities. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

We have filed a registration statement on Form F-3 with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to the registration statement or incorporated by reference herein are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents may contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone from us at the following address and telephone number:

Shell plc

Shell Centre

London, SE1 7NA

United Kingdom

Tel. No.: +44 20 7934 1234

Shell’s ordinary shares are admitted to the Official List of the U.K. Financial Conduct Authority and to trading on the market for listed securities of the London Stock Exchange and listed on Euronext Amsterdam. Shell’s ordinary shares are admitted for trading in the form of ADSs on the New York Stock Exchange. You can consult reports and other information about Shell that it files or makes public pursuant to the rules of the London Stock Exchange, Euronext Amsterdam and the New York Stock Exchange at such exchanges.

Additional information regarding Shell and the Shell Group may be obtained on its website at www.shell.com. Such information is not incorporated by reference into this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Shell is a public limited company incorporated under the laws of England and Wales. Shell Finance is a private company with limited liability incorporated under the laws of the Netherlands. A majority of Shell’s directors and officers and some of the experts named in this document reside outside of the U.S. and a majority of our assets are located outside of the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon us or these persons or to enforce against us or them, in any of the U.S., the U.K. or the Netherlands, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws.

Shell’s Articles provide that, subject to certain exceptions, all disputes (i) between a shareholder in such capacity and Shell and/or its directors, arising out of or in connection with the Articles or otherwise; (ii) so far as permitted by law, between Shell and any of its directors in their capacities as such or as its employees, including all claims made by Shell or on its behalf against its directors; (iii) between a shareholder in such capacity and Shell’s professional service providers (which could include its auditors, legal counsel, bankers and ADS depositaries); and (iv) between Shell and its professional service providers arising in connection with any claim within the scope of (iii) above, shall be exclusively and finally resolved by arbitration in London, the U.K. under the ICC Rules, as amended from time to time. See “Description of Shell Ordinary Shares — Disputes between a shareholder or ADS holder and Shell, any subsidiary, director or professional service provider”.

The following discussion with respect to the enforceability of certain U.S. court judgments in England and Wales assumes a judgment is rendered in a U.S. court notwithstanding the charter provision of Shell described above and is based upon advice provided to us by our English solicitors, Slaughter and May. The U.S. and the U.K. do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (although the U.S. and the U.K. are both parties to the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards). Any judgment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in England and Wales. In order to enforce any such judgment in England and Wales, proceedings must be initiated by way of fresh legal proceedings in respect of the judgment debt before a court of competent jurisdiction in England and Wales. In this type of action, an English court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court and will treat the judgment as conclusive. The matters which would cause an English court not to enforce a judgment debt created by a U.S. judgment are that:

•	the relevant U.S. court did not have jurisdiction under English rules of private international law to give the judgment;

•

the judgment was not final and conclusive on the merits. A foreign judgment which could be abrogated or varied by the court which pronounced it is not a final judgment. However, a judgment will be treated as final and conclusive even though it is subject to an appeal or if an appeal is actually pending, although in such a case a stay of execution in England and Wales may be ordered pending such an appeal. The foreign judgment will be treated as non-final and thus non-enforceable in England and Wales if execution in the foreign jurisdiction is stayed pending appeal. If the judgment is given by a court of a law district forming part of a larger federal system such as in the U.S., the finality and conclusiveness of the judgment in the law district where it was given alone are relevant in England and Wales. Its finality and conclusiveness in other parts of the federal system are irrelevant;

•

the judgment is not for a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that an English court considers to be a penal, revenue or other public law;

•	the enforcement of such judgment would contravene public policy in England and Wales;

•

the enforcement of the judgment is prohibited by statute (for example, section 5 of the U.K. Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practices. A judgment for multiple damages is defined as a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the judgment creditor);

•	the English proceedings were not commenced within the relevant limitation period;

•

before the date on which the U.S. court gave judgment, a judgment has been given in proceedings between the same parties or their privies in a court in the U.K. or in an overseas court which the English court will recognize;

•

the judgment has been obtained by fraud (on either the part of the party in whose favor judgment was given or on the part of the court pronouncing the judgment) or in proceedings in which the principles of natural justice were breached;

•

the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in the U.S. courts (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise); or

•	an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. The judgment creditor is able to utilize any method or methods of enforcement available to him/her at the time. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an English court. It is, however, uncertain whether an English court would impose liability on us or such persons in an action predicated upon the U.S. federal or state securities law brought in England and Wales.

De Brauw Blackstone Westbroek N.V. (“De Brauw”), our Dutch legal counsel, has advised us that there is doubt as to the enforceability in the Netherlands, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws. We have further been advised by De Brauw that the U.S. and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a consequence, a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws of the U.S., would not be directly enforceable in the Netherlands. However, a court in the Netherlands would generally recognize and give binding effect to a final judgment without appeal that has been rendered by a U.S. court which is enforceable in the U.S., if it finds that (i) the jurisdiction of the federal or state court in the U.S. has been based on grounds that are internationally acceptable, (ii) that proper legal procedures have been observed, (iii) the judgment would not contravene Dutch public policy and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognized in the Netherlands.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement or free writing prospectus, the net proceeds from the sale of securities will be used for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and incorporated herein by reference.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What Is a Global Security?

A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “— Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to institutions that are required by law to own their securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When the Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor; provided, however, that the physical certificates are issued in a registered form for U.S. federal income tax purposes. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “— Street Name and Other Indirect Holders” and “— Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•

When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities — Provisions Applicable to Each Indenture — Events of Default”.

•	If we determine not to have the securities represented by a global security.

A prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “— Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES

The debt securities of Shell, Shell Finance and Shell Finance US covered by this prospectus will be Shell’s, Shell Finance’s and Shell Finance US’s unsecured obligations, as applicable. The debt securities of Shell Finance and Shell Finance US will be fully and unconditionally guaranteed by Shell. Shell will issue senior debt securities under an indenture between Shell, as issuer, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the applicable prospectus supplement. Shell Finance will issue senior debt securities fully and unconditionally guaranteed by Shell on a senior unsecured basis under an indenture, dated as of June 27, 2006, among Shell Finance, as issuer, Shell (formerly known as Royal Dutch Shell plc), as guarantor, and Deutsche Bank Trust Company Americas, as trustee. Shell Finance US will issue senior debt securities fully and unconditionally guaranteed by Shell on a senior unsecured basis under an indenture among Shell Finance US, as issuer, Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the applicable prospectus supplement. We refer to these indentures as the “senior indentures” and these securities as the “senior debt securities”.

Shell will issue subordinated debt securities under an indenture between Shell, as issuer, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the applicable prospectus supplement. Shell Finance will issue subordinated debt securities fully and unconditionally guaranteed by Shell on a subordinated unsecured basis under an indenture among Shell Finance, as issuer, Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the applicable prospectus supplement. Shell Finance US will issue subordinated debt securities fully and unconditionally guaranteed by Shell on a subordinated unsecured basis under an indenture among Shell Finance US, as issuer, Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the applicable prospectus supplement. We refer to these indentures as the “subordinated indentures” and these securities as the “subordinated debt securities”.

The indentures of Shell, Shell Finance and Shell Finance US will be substantially similar except with regards to the guarantees, as applicable, and for provisions relating to subordination and covenants. We refer to the senior indentures and the subordinated indentures collectively as the “indentures”.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete and is qualified in its entirety by reference to the indentures. We have filed the Shell Finance senior indenture, the forms of the Shell and Shell Finance US senior indentures and the forms of subordinated indentures with the SEC as exhibits to the registration statement on Form F-3 of which this prospectus is a part, and you should read the indentures for provisions that may be important to you.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “Shell” mean Shell only, all references to “Shell Finance” mean Shell Finance only and all references to “Shell Finance US” mean Shell Finance US only. We refer to the indentures of Shell Finance as the “Shell Finance indentures” and the indentures of Shell Finance US as the “Shell Finance US indentures”.

Provisions Applicable to Each Indenture

General. None of the indentures limits the amount of debt securities that may be issued under that indenture, and none of the indentures limits the amount of other unsecured debt or securities that Shell, Shell Finance or Shell Finance US may issue. Shell, Shell Finance and Shell Finance US may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

Shell conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. Further, Shell Finance and Shell Finance US are special purpose finance vehicles, have no subsidiaries and conduct no business or revenue-generating operations of their own. As a result, distributions or advances from the subsidiaries of Shell, repayment or refinancing of intra-group lending and interest flows are the principal source of funds necessary to meet the debt service obligations of Shell, Shell Finance and Shell Finance US. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Shell to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities and its guarantee of Shell Finance’s and Shell Finance US’s debt securities. In addition, holders of the debt securities and Shell’s related guarantee will have a junior position to the claims of creditors of the subsidiaries of Shell on their assets and earnings. The Articles of Shell also limit the borrowings of the Shell Group to two times its adjusted capital and reserves, as such terms are defined therein, and as such terms are calculated on the date of the then-latest audited balance sheet of Shell. Such limit can be exceeded with the approval of Shell shareholders.

None of the indentures contains any covenants or other provisions designed to protect holders of the debt securities in the event Shell, Shell Finance or Shell Finance US participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require Shell, Shell Finance or Shell Finance US to repurchase their securities in the event of a decline in Shell’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	whether Shell, Shell Finance or Shell Finance US will be the issuer of the debt securities;

•	any stock exchange on which debt securities will be listed;

•	the title of the debt securities;

•	the total principal amount of the debt securities of the series offered and any limit on the future issuance of additional securities of that series;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment, including conditions precedent for such optional redemption;

•	any provisions that would require the redemption, repurchase or repayment of debt securities;

•	whether payments on the debt securities will be payable in currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the mandatory or optional conversion or exchange of the debt securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities described in this prospectus;

•	the currency of payment and the denominations in which the debt securities will be issuable; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

Shell, Shell Finance and Shell Finance US may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.

If material to a particular series of securities and not already described in this prospectus, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities.

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation, merger or similar transaction involving Shell, Shell Finance or Shell Finance US. They also permit Shell, Shell Finance or Shell Finance US, as applicable, to transfer or dispose of all or substantially all of their assets. Each of Shell, Shell Finance and Shell Finance US has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to Shell Finance and Shell Finance US, Shell) or transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to Shell Finance and Shell Finance US, Shell) if, immediately after giving effect to such transaction or transactions, an event of default, or an event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and unless:

•	it is the continuing entity; or

•

if it is not the continuing entity, (i) the resulting entity or transferee assumes the performance of its covenants and obligations under the indentures and, in the case of Shell, Shell Finance or Shell Finance US as issuer, the due and punctual payments on the debt securities or, in the case of Shell with respect to the debt securities of Shell Finance and Shell Finance US, the performance of the related guarantees, (ii) in the case of debt securities of Shell Finance, the resulting entity or transferee shall be a U.S., U.K. or Dutch entity, or the country in which it is organized shall be a member of the Organization for Economic Cooperation and Development (or any successor) and (iii) in the case of debt securities of Shell Finance US, the resulting entity or transferee shall be a U.S entity; provided that, in the case of debt securities of Shell Finance, the resulting entity or transferee is not required to be a U.S., U.K. or Dutch entity, or the country in which it is organized is not required to be a member of the Organization for Economic Cooperation and Development (or any successor) and, in the case of debt securities of Shell Finance US, the resulting entity or transferee is not required to be a U.S. entity, in each case, if the resulting entity or transferee agrees in the supplemental indenture to be bound by a covenant comparable to that described under “— Payment of Additional Amounts” below with respect to taxes imposed in its jurisdiction of residence.

Additionally, in the event that any entity shall become the owner of 100% of the voting stock of Shell, such entity may, but is not obligated to, assume the performance of Shell’s covenants and obligations under any or all of the indentures, either as issuer and/or as guarantor for the debt securities of Shell Finance and Shell Finance US (a “Voluntary Assumption”). See “Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/Substitution of Issuer” for discussion of possible tax consequences.

Upon any such consolidation, merger or similar transaction or asset transfer or disposition involving Shell, Shell Finance or Shell Finance US, or any such Voluntary Assumption, the resulting entity, transferee or assuming entity, as applicable, will be substituted for Shell, Shell Finance or Shell Finance US, as applicable, under the applicable indenture and debt securities. Shell, Shell Finance or Shell Finance US, as applicable, will thereupon be released from the applicable indenture.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest or any additional amounts on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities for 14 days when due;

•	failure to redeem or purchase debt securities of that series for 14 days when required;

•

failure to comply with any covenant or agreement in that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•

specified events involving bankruptcy, insolvency or reorganization of Shell, with respect to Shell Finance’s debt securities, Shell or Shell Finance and, with respect to Shell Finance US’s debt securities, Shell or Shell Finance US; and

•	any other event of default provided for that series of debt securities in the applicable prospectus supplement.

A default under one series of debt securities or any other agreement to which Shell, Shell Finance or Shell Finance US is a party will not be a default under another series of debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The indentures of Shell require Shell, and the indentures of Shell Finance and Shell Finance US require Shell Finance and Shell Finance US, as applicable, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on or with respect to the debt security payable in currency other than as originally stated in the debt security, except as permitted under “Redenomination” below;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•

with respect to the subordinated indentures, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the rights of holder of that security in any material respect; or

•	waive a continuing default or event of default regarding any payment on or with respect to the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to comply with the sections of the indenture governing when Shell, Shell Finance or Shell Finance US may merge (or consummate a similar transaction), transfer their assets or substitute obligors, including any assumption of the obligations of Shell Finance or Shell Finance US under any series of debt securities by Shell or any other subsidiary of Shell or any Voluntary Assumption;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in a registered form for purposes of Section 163(f) of the Code (as defined in “Taxation — U.S. Taxation”) or in such a manner that such uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indenture, the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

•

to add covenants that would benefit the holders of any debt securities or to surrender any rights Shell or, with respect to the Shell Finance indentures, Shell or Shell Finance or, with respect to the Shell Finance US indentures, Shell or Shell Finance US has under the indenture;

•	to add events of default with respect to any debt securities;

•	to establish the form or terms of securities of any series as permitted by the indenture;

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities pursuant to the indenture; provided, however, that any such action shall not adversely affect the interest of the holders of securities of such series or any other series of securities in any material respect;

•

to provide for the appointment of a successor trustee with respect of the securities of one or more series or to provide for the administration of the trusts under the indenture by more than one trustee; and

•	to make any change that does not adversely affect the rights of holders of any outstanding debt securities of any series issued under that indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities that are deposited with the trustee under an indenture are sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of Shell, Shell Finance or Shell Finance US, as applicable, either of the following will occur:

•

Shell and, with respect to the Shell Finance indentures, Shell and Shell Finance and, with respect to the Shell Finance US indentures, Shell and Shell Finance US will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•

Shell and, with respect to the Shell Finance indentures, Shell and Shell Finance and, with respect to the Shell Finance US indentures, Shell and Shell Finance US will no longer have any obligation to comply with the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Shell, Shell Finance or Shell Finance US to pay principal, premium and interest on the debt securities and, if applicable, Shell guarantees of the payments will also survive.

Unless we inform you otherwise in the applicable prospectus supplement or unless such defeasance occurs within one year of when the securities would be due and payable or called for redemption, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Substitution of Shell Finance or Shell Finance US as Issuer. We may at our option at any time, without the consent of any holders of debt securities, cause Shell or any other subsidiary of Shell to assume the obligations of Shell Finance or Shell Finance US under any series of debt securities; provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. To the extent that Shell is not itself the new obligor, its guarantee shall remain in place after the substitution unless another entity assumes the role of a guarantor in respect of the debt securities of Shell Finance or Shell Finance US, as applicable, following a Voluntary Assumption. In the case of debt securities of Shell Finance US, the new obligor must be a U.S. entity, unless the new obligor agrees in the supplemental indenture to be bound by a covenant comparable to that described under “— Payment of Additional Amounts” below with respect to taxes imposed in its jurisdiction of residence. In the case of debt securities of Shell Finance, the new obligor must be a U.S., U.K. or Dutch entity, or the country in which it is organized must be a member of the Organization for Economic Cooperation and Development (or any successor), unless the new obligor agrees in the supplemental indenture to be bound by a covenant comparable to that described under “— Payment of Additional Amounts” below with respect to taxes imposed in its jurisdiction of residence. In either case, the new obligor with respect to the debt securities of Shell Finance or Shell Finance US will benefit from any optional redemption provision for tax reasons as described below under “— Optional Tax Redemption” or provided for in the prospectus supplement. In the case of such a substitution, the relevant finance subsidiary will be relieved of any further obligations under the assumed series of debt securities. See “Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/Substitution of Issuer” for discussion of possible tax consequences.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. Deutsche Bank Trust Company Americas, or another trustee we identify in the applicable prospectus supplement, will be the trustee under the indentures. The address of Deutsche Bank Trust Company Americas is 1 Columbus Circle, 17th Floor, New York, New York 10019, Attention: Global Transaction Banking, Trust and Securities Services. Shell, Shell Finance and Shell Finance US, as applicable, may appoint another trustee or a substitute trustee under the indentures or appoint an entity qualified under the Trust Indenture Act of 1939 to serve as trustee under the indentures. Deutsche Bank Trust Company Americas has served as trustee, paying agent, auction agent, exchange agent and in similar capacities in transactions involving entities in the Shell Group or relating to the debt or long-term payment obligations of members of the Shell Group. Additionally, Deutsche Bank Trust Company Americas and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of Shell.

If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Shell, or in the case of each Shell Finance indenture, Shell or Shell Finance, or in the case of each Shell Finance US indenture, Shell or Shell Finance US, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Shell, in the case of any Shell Finance indenture, Shell and Shell Finance, and in the case of any Shell Finance US indenture, Shell and Shell Finance US. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Shell, Shell Finance or Shell Finance US, as applicable, designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Shell, Shell Finance or Shell Finance US, as applicable, initially designates, Shell, Shell Finance or Shell Finance US, as applicable, may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Shell, Shell Finance or Shell Finance US, as applicable, is required to maintain an office or agency for transfers and exchanges in each place of payment. Shell, Shell Finance or Shell Finance US, as applicable, may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, Shell, Shell Finance or Shell Finance US, as applicable, will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

For purposes of the indentures, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; London, England; or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Payment and Paying Agents. Unless we inform you otherwise in the applicable prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of Shell, Shell Finance or Shell Finance US, as applicable, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as the paying agent. Shell, Shell Finance or Shell Finance US, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on or additional amounts with respect to debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Optional Tax Redemption. We may have the option to redeem the debt securities of Shell, Shell Finance or Shell Finance US in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued (but unpaid) interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 15 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

•

Shell, in the case of debt securities issued by Shell Finance, Shell or Shell Finance, or, in the case of debt securities issued by Shell Finance US, Shell, would be required to pay additional amounts as described later under “Payment of Additional Amounts”; or

•	Shell or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security.

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where a person assumes the obligations of Shell, in the case of debt securities issued by Shell Finance, the obligations of Shell Finance, or in the case of debt securities issued by Shell Finance US, the obligations of Shell Finance US, as described above under “— Consolidation, Merger and Sale of Assets” and “— Substitution of Shell Finance or Shell Finance US as Issuer”, and is required to pay additional amounts. Other than in the case of a Voluntary Assumption, we would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after such assumption. In addition, in all the circumstances described above, including a Voluntary Assumption, we would have the option to redeem the securities if we are required to pay additional amounts as a result of a change in, execution of or amendment to any laws or treaties or official application of any law or treaty that occurs after such assumption. Additionally, we would not be required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts. The government of any jurisdiction where, in the case of debt securities issued by Shell or Shell Finance US, Shell or, in the case of debt securities issued by Shell Finance, Shell Finance or Shell, is resident may require Shell or Shell Finance to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, Shell or Shell Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction. Shell or Shell Finance, as the case may be, will not have to pay additional amounts under any of the following circumstances (including any combination of the following):

(i)	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

(ii)

The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

(a)	is or has been a citizen or resident of the jurisdiction;

(b)	is or has been engaged in trade or business in the jurisdiction; or

(c)	has or had a permanent establishment in the jurisdiction.

(iii)

The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or other entity, or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security. The amount of the additional payments otherwise payable to such fiduciary, partnership or other entity will be reduced in proportion to the interest that the ultimate beneficial owners described in the previous sentence own in such holder.

(iv)

The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

(v)	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

(vi)	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

(vii)

The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to make a declaration (of non-residence or other similar claim for exemption) or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

(viii)

The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any request by Shell or Shell Finance to provide information about the nationality, residence or identity of the holder or beneficial owner.

(ix)	The withholding or deduction is imposed on a payment to a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Shell or Shell Finance is resident. The prospectus supplement relating to the debt securities may describe additional circumstances in which Shell or Shell Finance would not be required to pay additional amounts.

Redenomination. In the case of debt securities of Shell and Shell Finance, Shell or Shell Finance, as applicable, may without your consent elect that, on the “Redenomination Date” specified in a notice to the trustee, a series of debt securities may be redenominated in euro.

The election will have effect as follows:

(i)

each series of debt securities denominated in the specified currency will be deemed to be denominated in such amount of euro as is equivalent to its denomination in the specified currency at the “Established

Rate”, subject to such provisions (if any) as to rounding (and payments in respect of fractions consequent on rounding) as Shell or Shell Finance, as applicable, may decide with the approval of the trustee, and as shall be specified in the notice;

(ii)

after the Redenomination Date, all payments in respect of such series of debt securities will be made solely in euro, including payments of interest before the Redenomination Date, as though reference in the series of debt securities to the specified currency were to euro; and

(iii)

such changes may be made to the relevant indenture as Shell or Shell Finance may decide, with the approval of the trustee, as may be specified in the notice, to conform it to conventions then applicable to instruments denominated in euro or to enable the notes to be consolidated within one or more series of other notes, whether or not originally denominated in the specified currency or euro.

“Established Rate” means the rate for the conversion of the specified currency into euro established by the Council of the European Union pursuant to Article 1091(4) of the Treaty establishing the European Community, as amended (the “Treaty”).

“Redenomination Date” means any date specified by Shell or Shell Finance for payment of interest on the debt securities if the country of the specified currency is one of the countries then participating in the third stage of European economic and monetary union pursuant to the Treaty. If the country of the specified currency is not so participating, then the Redenomination Date means, with respect to such debt securities, any date for payment of interest so specified that falls on or after the date that such country does so participate.

Provisions Applicable Solely to Senior Debt Securities

Ranking. The Senior Debt (as defined below) securities will constitute Senior Debt of Shell, Shell Finance or Shell Finance US, as applicable, and will rank equally with all of their unsecured and unsubordinated debt from time to time outstanding.

Guarantees of Shell Finance and Shell Finance US Senior Debt Securities. Shell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance and Shell Finance US in respect of the Senior Debt securities issued by Shell Finance and Shell Finance US when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance or Shell Finance US, as applicable, in respect of a Senior Debt security, the holder of that debt security may institute legal proceedings directly against Shell to enforce the guarantees without first proceeding against Shell Finance or Shell Finance US, as applicable. The guarantees will rank equally with all of Shell’s other unsecured and unsubordinated debt from time to time outstanding.

Provisions Applicable Solely to Subordinated Debt Securities

Ranking. The subordinated debt securities will rank junior to all Senior Debt of Shell, Shell Finance or Shell Finance US, as applicable, and may rank equally with or senior to other subordinated debt of Shell, Shell Finance or Shell Finance US, as applicable, that may be outstanding from time to time.

Guarantees of Shell Finance and Shell Finance US Subordinated Debt Securities. Shell will fully and unconditionally guarantee on a subordinated unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance and Shell Finance US in respect of the subordinated debt securities issued by Shell Finance and Shell Finance US when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance or Shell Finance US, as applicable, in respect of a subordinated debt security, the holder of that debt security may institute legal proceedings directly against Shell to enforce the guarantees without first proceeding against Shell Finance or Shell Finance US, as applicable. The guarantees will rank junior to all Senior Debt of Shell and may rank equally with or senior to other subordinated debt of Shell that may be outstanding from time to time.

Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on and any additional amounts with respect to the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, including the senior debt securities. Unless we inform you otherwise in the prospectus supplement, Shell, Shell Finance or Shell Finance US, as applicable, may not make any payment of principal of or any premium or interest on the subordinated debt securities unless they first satisfy their respective obligations to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect the obligations of Shell, Shell Finance or Shell Finance US, as applicable, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on or additional amounts which may be payable with respect to the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default or event of default under the subordinated indentures.

The subordinated indenture does not limit the amount of Senior Debt that Shell, Shell Finance or Shell Finance US, as applicable, may incur. As a result of the subordination of the subordinated debt securities, if Shell, Shell Finance or Shell Finance US, as applicable, becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors, or may receive nothing.

Unless we inform you otherwise in the applicable prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of Shell, Shell Finance or Shell Finance US, as applicable, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of Shell, Shell Finance or Shell Finance US, as applicable. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

DESCRIPTION OF SHELL WARRANTS

Shell may issue warrants to purchase debt securities of Shell, Shell Finance or Shell Finance US or equity securities of Shell. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by Shell and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement. It is expected that at the time of any warrant offering, the offering would be structured so as to comply with the requirements of the U.K. Financial Conduct Authority and any other pertinent regulations, including being made by an appropriately authorized person, as necessary.

Subject to applicable law and the Articles, any warrants in respect of ordinary shares (or preference shares where the preference shares have the right to participate beyond a specified amount in a dividend or capital distribution) which are issued by us for cash must first be offered to existing shareholders in proportion to their existing holdings. See “Description of Shell Ordinary Shares” for further information on shareholders’ pre-emption rights.

Debt Warrants

Shell may issue warrants for the purchase of debt securities issued by Shell, Shell Finance or Shell Finance US. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with any other securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by Shell and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount, issuer and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount, issuer and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	any provisions for changes or adjustments in the exercise price;

•	if applicable, the number of such debt warrants already outstanding;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material Dutch, U.K. and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other terms of the debt warrants.

Equity Warrants

Shell may issue warrants for the purchase of equity securities of Shell (including its ordinary shares). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with any other securities.

The equity warrants are to be issued under equity warrant agreements to be entered into by Shell and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

•	the title and aggregate number of such equity warrants;

•	if applicable, the number of such equity warrants already outstanding;

•	the initial offering price;

•	the currency, currency unit or composite currency in which the initial price for the equity warrants is payable;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities that can be purchased upon exercise of such equity warrants;

•	the total number of equity securities that can be purchased upon exercise of each such equity warrant and the exercise price;

•	any provisions for changes or adjustments in the exercise price;

•	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	the designation and terms of any related equity securities with which such equity warrants are issued and the number of such equity warrants issued with each equity share;

•	if applicable, whether and when the equity warrants and the related equity securities will be separately transferable;

•	if applicable, a discussion of material Dutch, U.K. and U.S. federal income tax, accounting or other considerations applicable to such equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of such equity warrants.

DESCRIPTION OF SHELL ORDINARY SHARES

The following is a summary of the material terms of Shell’s ordinary shares, including brief descriptions of the provisions contained in the Articles and applicable laws of England and Wales in effect on the date of this document. This summary does not purport to include complete statements of these provisions. References to the provisions of the Articles are qualified in their entirety by reference to our full Articles which are exhibits to the registration statement on Form F-3 of which this prospectus is a part. See the “Description of American Depositary Shares” section below for more information about the rights of holders of our ADSs. For the purposes of the discussion below, references to “we”, “us” and “our” refer to Shell.

Share Capital

For information about our share capital as of December 31, 2022, see note 26 and note 35 to the Consolidated Financial Statements in the 2022 20-F, which is incorporated by reference in this prospectus, and any future descriptions of our share capital filed in our reports under the Exchange Act. For information about our share capital history for the last three fiscal years, see the consolidated statement of changes in equity included in the Consolidated Financial Statements in the 2022 20-F, which is incorporated by reference in this prospectus.

Shareholders Meetings

Under the applicable laws of England and Wales, Shell is required to hold a general meeting of shareholders as its annual general meeting (“AGM”) in the period of six months beginning with the day following its accounting reference date (in addition to any other general meetings held during that period). Shareholders may submit resolutions in accordance with section 338 of the Companies Act 2006, and may request that matters be included in the business of the AGM in accordance with section 338A of the Companies Act 2006.

Our board of directors has the power to call a general meeting of shareholders at any time. In addition, our board of directors must call a general meeting upon the request of shareholders holding not less than 5% of Shell’s paid-up capital carrying the right of voting at general meetings of shareholders pursuant to section 303 of the Companies Act 2006. A request for a general meeting of shareholders must state the general nature of the business to be dealt with at the meeting, and must be authenticated by the requesting shareholders. If our board of directors fails to call such a meeting within 21 days from receipt of such notice, and on a date not more than 28 days after the date of the notice convening the meeting, the shareholders that requested the general meeting, or any of them representing more than one half of the total voting rights of all shareholders that requested the meeting, may themselves call a meeting which must be called within three months after the date on which our board of directors became subject to the requirement to call the meeting. Any such meeting must be called in the same manner, as nearly as possible, as that in which meetings are required to be called by our board of directors.

We are required pursuant to the Companies Act 2006 to give at least 21 clear days’ notice of any AGM or, except where the conditions in Section 307A of the Companies Act 2006 apply, any other general meeting of Shell. However, under the Financial Reporting Council’s Guidance on Board Effectiveness, we should give at least 20 working days’ notice before the AGM.

The Articles require that in addition to any requirements under the legislation, the notice for any general meeting must state where the meeting is to be held (the principal meeting place) and the location of any satellite meeting place, as well as details of any arrangements made for those persons not entitled to attend a general meeting to be able to view and hear the proceedings (making it clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates). The Articles also allow for general meetings, including annual general meetings and/or adjourned meetings, to be held partly through an electronic platform alongside the physical general meeting. Accordingly, the Articles allow for meetings to be held and conducted in such a way that persons who are not present together at the same place may attend, speak and vote at the meeting by electronic means. If an electronic platform is made available for attendance at a general meeting, the notice for the general meeting must also include the electronic platform. The listing rules of the U.K. Financial Conduct Authority (the “Listing Rules”), the Euronext Amsterdam rules and the rules of the New York Stock Exchange require us to inform holders of our securities of the holding of meetings which they are entitled to attend.

A shareholder is entitled to appoint a proxy (who is not required to be another shareholder) to represent and vote on behalf of the shareholder at any general meeting of shareholders, including the AGM, if a duly completed form of proxy has been received by Shell within the relevant deadlines (in general, where a poll is not demanded, 48 hours (or such shorter time as the Board decides) before the meeting).

Business may not be transacted at any general meeting, including the AGM, unless a quorum is present. A quorum is two people who are entitled to vote at that general meeting. They can be shareholders who are personally present or proxies for shareholders entitled to vote at that general meeting or a combination of both.

If a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chairman of the meeting can decide, then: (i) if the meeting was called by shareholders, it will be cancelled; and (ii) any other meeting will be adjourned to a day (being not less than 10 days later, excluding the day on which it is adjourned and the day for which it is reconvened), with the time and place decided upon by the chairman of the meeting. One shareholder present in person or by proxy and entitled to vote will constitute a quorum at any adjourned general meeting.

Record dates

Entitlement to attend and vote at the AGM is determined by reference to our Register of Members. In order to attend and vote at the AGM, a member must be entered on the Register of Members (maintained by Shell), the Operator register of members (maintained by CREST) or the register of the Shell Corporate Nominee no later than the record date. The record date will not be more than 48 hours before the meeting, not taking account of any part of a day that is not a working day.

Voting rights

Subject to applicable law and the Articles, the ordinary shares have voting rights on all matters including the election of directors.

It is the intention that all voting on substantive matters at general meetings will take place on a poll. A poll is voting by means of a ballot where the number of shares held by each voting shareholder is counted, as opposed to voting by way of a show of hands where the actual number of shares held by voting shareholders is not taken into account. Under the Companies Act 2006, if a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast at the meeting. Special resolutions require the affirmative vote of at least 75% of the votes cast at the meeting to be approved.

On a poll, every holder of ordinary shares present in person or by proxy has one vote for every share he or she holds. This is subject to any rights or restrictions given to the ordinary shares in accordance with the Articles. No shareholder is entitled to vote if he or she has been served with a restriction order after failure to provide us with information concerning interests in his or her shares required to be provided under section 793 of the Companies Act 2006.

Major shareholders have no differing voting rights.

Dividend rights and rights to share in our profit

Under the applicable laws of England and Wales, dividends may be paid on the ordinary shares only out of profits available for distribution, as determined in accordance with the Companies Act 2006 and under applicable accounting standards.

Subject to the Companies Act 2006, if our board of directors considers that our financial position justifies the declaration of a dividend, we can pay an interim dividend. Our shareholders can declare dividends by passing an ordinary resolution. Dividends cannot exceed the amount recommended by our board of directors.

It is the intention that dividends will be declared and paid quarterly. Dividends are payable to persons registered as shareholders on the record date relating to the relevant dividend. All dividends will be divided and paid in proportions based on the amounts paid up on our shares during any period for which that dividend is paid.

Dividends

The Articles provide that the directors may declare and pay dividends in whatever currency or currencies the board decides, using an exchange rate or exchange rates selected by the board for any currency conversion required. The board can also decide how any costs relating to the choice of currency will be met.

The practice under our current dividend policy is that dividends are declared quarterly in U.S. dollars and we announce the euro and pounds sterling equivalent amounts at a later date using market exchange rates.

Shareholders are able to elect to receive their dividends in U.S. dollars, euros or pounds sterling, while ADS holders receive their dividends in U.S. dollars. Absent any valid election to the contrary, shareholders (including both certificate holders and CREST Members) and persons holding their shares through the Shell Corporate Nominee Service will receive their dividends in pounds sterling. Absent any valid election to the contrary, dividends declared and paid to shareholders who hold their shares through Euroclear Nederland are paid by default in euros.

Any dividend or other money payable in cash relating to a share can be paid by sending a check, warrant or similar financial instrument payable to the shareholder entitled to the dividend by post addressed to the shareholder’s registered address. Alternatively, it can be made payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction.

A dividend or other money payable in cash relating to a share can also be paid by inter-bank transfer or by other electronic means (including payment through CREST) directly to an account with a bank or other financial institution (or another organization operating deposit accounts if allowed by us) named in a written instruction from the person entitled to receive the payment under article 118 of the Articles. Such an account is to be an account in the U.K. unless the share on which the payment is to be made is held by Euroclear Nederland and is subject to the Dutch Securities Giro Act. Alternatively, a dividend can be paid in some other way requested in writing by a shareholder (or all joint shareholders) and agreed to by us. We will not be responsible for a payment which is lost or delayed.

In respect of the payment of any dividend or other money payable in cash relating to a share, the directors can decide and notify shareholders that: (i) one or more of the payment means described above will be used for payment and, where more than one means will be used, a shareholder (or all joint shareholders) may elect to receive payment by one of the means so notified in the manner prescribed by the directors; (ii) one or more of such means will be used for the payment unless a shareholder (or all joint shareholders) elects for another means of payment in the manner prescribed by the directors; or (iii) one or more of such means will be used for the payment and that shareholders will not be able to elect to receive the payment by any other means. And, for these purposes, the directors can decide that different means of payment will apply to different shareholders or groups of shareholders.

Where any dividends or other amounts payable on a share have not been claimed, our board of directors can invest them or use them in any other way for our benefit until they are claimed. We will not be a trustee of the money and will not be liable to pay interest on it. If a dividend or other money has not been claimed for six years after being declared or becoming due for payment, it will be forfeited and returned to us, unless the board of directors decides otherwise. A dividend or other money will also be treated as unclaimed for these purposes if: (i) a shareholder (or all joint shareholders) does not specify an address, or does not specify an account of a type prescribed by the directors, or does not specify other details, and in each case that information is necessary in order to make a payment of a dividend or other money in the way in which, in accordance with the Articles, the directors have decided that the payment is to be made or by which the shareholder (or all joint shareholders) has validly elected to receive the payment; or (ii) payment cannot be made by Shell using the information provided by the shareholder (or all joint shareholders).

Issuance of additional shares; other changes in share capital

Subject to applicable law and the Articles, we can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares. These rights or restrictions can be decided either by an ordinary resolution passed by our shareholders, or by the board of directors as long as there is no conflict with any resolution passed by our shareholders. Accordingly, without further shareholder approval but subject to the limitations described above, including pre-emption rights, the board of directors could issue one or more series of preferred shares and establish the rights, preferences, redemption terms and other provisions of those shares.

Subject to applicable law and the provisions of the Articles, shareholders can pass an ordinary resolution to do any of the following:

(i)	consolidate and divide, all or any of our share capital into shares of a larger nominal amount than the existing shares; and

(ii)	sub-divide some or all of our shares into shares of a smaller nominal amount than the existing shares.

The resolution can provide that holders of the divided shares will have different rights and restrictions if those rights or restrictions are of a kind which Shell can apply to new shares.

Subject to applicable law and the provisions of the Articles, shareholders can pass an ordinary resolution to capitalise any sum which is part of Shell’s reserves or Shell is holding as net profits. Additionally, subject to applicable law and the provisions of the Articles, shareholders can pass a special resolution to reduce our share capital, any capital redemption reserve, or any share premium account or any other non-distributable reserve in any way.

We may, subject to applicable law and existing shareholder rights, and to any requirements imposed by any relevant listing authority in respect of securities admitted to listing, purchase our own shares including redeemable shares.

The board of directors can decide the terms and conditions on which any shares in Shell are issued. The board of directors is free to decide with whom it deals, when it deals with the shares and the terms on which it deals with the shares. However, it must take account of the provisions of applicable legislation relating to authority, pre-emption rights and other matters, the provisions of the Articles, any resolution passed by the shareholders and any rights attached to existing shares.

Under the Companies Act 2006, our board of directors may not allot shares in Shell or grant rights to subscribe for or to convert any securities into shares in Shell unless they are authorised to do so by the Articles or by a shareholder resolution. Any such authorisation must state the maximum amount of shares that may be allotted under it and must specify the date on which it will expire (not to exceed five years from the date on which the authorisation is given). At our AGM on May 23, 2023, shareholders passed a resolution authorising the board of directors to allot shares or grant rights to subscribe for or to convert any security into ordinary shares in Shell, up to an aggregate nominal amount of €161.49 million and to list such shares or rights on any stock exchange. This authority was passed in compliance with applicable institutional investor guidelines, and expires at the earlier of the close of business on August 22, 2024, or the end of the AGM to be held in 2024 (unless previously renewed, revoked or varied by Shell in a general meeting), but, in each case, during this period Shell may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the board may allot shares or grant rights to subscribe for or to convert securities into shares under any such offer or agreement as if the authority had not ended.

Rights in a winding up

If Shell is wound up (whether voluntarily or compulsorily) the liquidator can distribute to shareholders any assets remaining after the liquidator’s fees and expenses have been paid and all sums due to prior ranking creditors (as defined under the laws of England and Wales) have been paid.

Redemption provisions

Ordinary shares are not subject to any redemption provisions.

Sinking fund provisions

Ordinary shares are not subject to any sinking fund provision under the Articles or as a matter of the laws of England and Wales.

Liability to further calls

No holder of our ordinary shares will be required to make additional contributions of capital in respect of our ordinary shares in the future.

Discriminating provisions

There are no provisions in the Articles discriminating against a shareholder because of his/her ownership of a particular number of shares.

Variation of Rights

The Companies Act 2006 provides that the Articles can be amended by a special resolution of our shareholders.

The Articles provide that, if permitted by legislation, the rights attached to any class of shares can be changed in such manners as those rights may provide or (if no such provision is made) if this is approved either in writing by shareholders holding at least three-quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the holders of the relevant class of shares. At each such separate meeting, all of the provisions of the Articles relating to proceedings at a general meeting apply, except that: (i) a quorum will be present if at least one shareholder who is entitled to vote is present in person or by proxy who owns at least one-third in amount of the issued shares of the relevant class (excluding any shares of that class held as treasury shares); (ii) any shareholder who is present in person or by proxy and entitled to vote can demand a poll; and (iii) at an adjourned meeting, one person entitled to vote and who holds shares of the class, or his or her proxy, will be a quorum. These provisions are not more restrictive than required by the laws of England and Wales.

Limitations on rights to own shares

There are no limitations imposed by the applicable laws of England and Wales or the Articles on the rights to own shares, including the right of non-residents or foreign persons to hold or vote our shares, other than limitations that would generally apply to all of our shareholders.

Transfer of shares

Unless the Articles provide otherwise, a shareholder may transfer some or all of his/her shares in certificated form to another person. A transfer of certificated shares must be either in the usual standard form or in any other form approved by the board of directors. The share transfer form for certificated shares must be signed or made effective in some other way by or on behalf of the person making the transfer.

In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by or on behalf of the person to whom the share is being transferred.

Unless the Articles provide otherwise, a shareholder may transfer some or all of his/her shares in uncertificated form through CREST (the computerized settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear U.K. & International Limited). Provisions of the Articles do not apply to any uncertificated shares to the extent that those provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares through CREST.

The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

Our board of directors may, without giving any reasons, refuse to register the transfer of any shares which are not fully paid. Our board of directors may also refuse to register the transfer of any shares in the following circumstances:

Certificated shares

(i)	A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form;

(ii)	Transfers may not be in favor of more than four joint holders; and

(iii)

The share transfer form must be properly stamped or certified or otherwise shown to our board of directors to be exempt from stamp duty and must be accompanied by the relevant share certificate and such other evidence of the right to transfer as our board of directors may reasonably require.

Uncertificated shares

(i)	Registration of a transfer of uncertificated shares can be refused in the circumstances set out in the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time; and

(ii)	Transfers may not be in favor of more than four joint holders.

Title to certificated shares will be evidenced by entry in the register of our members and title to uncertificated shares will be evidenced by entry in the operator register maintained by Euroclear U.K. & International Limited (which forms part of the register of our members).

Our board of directors may refuse to register a transfer of any certificated shares by a person with a 0.25% or greater holding of the existing capital (calculated excluding any shares held as treasury shares) if such a person has received a restriction notice (as defined in the Articles) after failure to provide us with information concerning interests in these shares required to be provided under the legislation unless our board of directors is satisfied that they have been sold outright to an independent third party. Under section 771 of the Companies Act 2006, when a transfer of shares has been lodged with Shell, Shell must either: (i) register the transfer; or (ii) give the transferee notice of refusal to register, together with its reasons for such refusal, in each case as soon as practicable, and in any event within two months after the date on which the transfer was lodged with it.

Manner of holding shares

There are several ways in which our registered shares or an interest in these shares can be held, including:

•	directly as registered shares in uncertificated form or in certificated form in a shareholder’s name;

•	indirectly through Euroclear Nederland (in respect of which the Dutch Securities Giro Act is applicable);

•	through our Corporate Nominee Service (as defined below);

•	through another third-party nominee or intermediary company; and

•	as a direct or indirect holder of an ADS (see the “Description of American Depositary Shares” section of this prospectus).

Holdings through Euroclear Nederland

We expect that the Intermediary or, if applicable, other bank or financial institution where a person who holds interests in our shares through Euroclear Nederland maintains a relevant securities account will send such person a statement detailing the interests in our shares such person holds through Euroclear Nederland. However, whether and, if so, how they do so, will depend on the individual arrangements between such Intermediary or other bank or financial institution and that person.

Euroclear Nederland has indicated that each person who holds interests in our shares through it will be able to exercise rights relating to those shares such that he/she will (subject to the individual arrangements between that person and the Intermediary or other bank or financial institution where that person maintains a relevant securities account):

•	be able to attend and speak at, all of our general meetings;

•	be able to give directions as to voting at all of our general meetings; and

•	be able to receive dividends via Euroclear Nederland and participate in capital events,

in each case, so far as is possible in accordance with the Dutch Securities Giro Act, other applicable law and the Euroclear Nederland rules and regulations issued pursuant to the Dutch Securities Giro Act and further subject to compliance by all concerned with any applicable policies and procedures.

Holdings through the Corporate Nominee Service

In order to allow the persons who hold our shares through the corporate nominee service provided by Equiniti Financial Services Limited (the “Corporate Nominee Service”) to exercise rights relating to those shares, we have entered into an agreement with Equiniti Financial Services Limited (the “Corporate Nominee”) requiring it to ensure that persons holding our shares through the Corporate Nominee Service will:

•	receive notices of, and be able to attend and speak at, all of our general meetings;

•	be able to give directions as to voting at all of our general meetings;

•	have made available to them and be sent, on request, copies of our annual report and accounts and all the other documents issued to shareholders by us;

•	be able to receive dividends via the Corporate Nominee Service;

•	be able to participate in capital events in the same manner as registered holders of the same class of our shares; and

•	be treated in the same manner as registered holders of the same class of our shares in respect of all other rights attaching to those shares,

in each case, so far as is possible in accordance with the Uncertificated Securities Regulations 2001 and other applicable law. In particular, residents in, or citizens of, jurisdictions outside the U.K. should be aware that they will not be able to participate in capital events as registered holders of our shares unless the Corporate Nominee is satisfied that such participation or treatment would not breach any applicable laws or regulations in those jurisdictions.

It is the responsibility of persons resident in, or citizens of jurisdiction outside the U.K. to inform themselves of, and to satisfy themselves as to the full observance of, the laws of the relevant jurisdiction in connection with any applicable legal requirements in respect of holding our shares through the Corporate Nominee Service, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities that are required to be observed. If, due to applicable legal requirements, it is not permissible or practical to hold our shares through the Corporate Nominee Service, persons resident in, or citizens of, that jurisdiction should request that they be sent a share certificate for the ordinary shares to which they are entitled.

For so long as a person holds our shares through the Corporate Nominee Service, we will ensure that the Corporate Nominee sends each such person a statement of his/her holding of our shares at least once a year.

Change in the manner of holding our shares

Holders of our shares may, subject as set out below, change the manner in which they hold such shares. The ability to change the manner of holding our shares is subject to, in each case, compliance with any relevant regulatory requirements and, in respect of holdings through the Corporate Nominee Service, the agreement of the Corporate Nominee and acceptance by the holder of our shares of the terms and conditions of the Corporate Nominee Service.

Holders of our shares who wish to change the manner in which they hold such shares are urged to consult their own legal, tax and financial advisers with respect to the legal, tax and cost consequences of any such change.

Repurchase of shares

Subject to applicable law and the Articles, we may purchase our own shares if in the case of an open-market purchase or an off-market purchase, authority to make the market purchase has been given by an ordinary resolution of our shareholders. However, the guidance from the Investment Association is that authority to repurchase shares whether on-market or off-market should be given by special resolution. We can only repurchase our own shares out of distributable reserves or the proceeds of a new issuance of shares made for the purposes of funding the repurchase.

In connection with our share buy-back programme, we may repurchase ordinary shares, which will be cancelled or held in treasury.

Shareholders’ pre-emption rights

Under the Companies Act 2006, any equity shares issued by us for cash must first be offered to existing shareholders in proportion to their existing holdings (the shareholders’ pre-emption rights). Both the Companies Act 2006 and the Listing Rules allow for the disapplication of the shareholders’ pre-emption rights. The pre-emption rights may be waived by a special resolution of the shareholders, either generally or specifically, for a maximum period not exceeding five years.

At our 2023 AGM, shareholders passed a special resolution giving our board of directors the authority to allot equity shares (or to sell treasury shares), up to an aggregate nominal amount of €24.2 million (in the case of the allotment of shares in Shell, such amount to form part of the total €161.49 million aggregate nominal amount authorized by shareholders at the 2023 AGM in relation to the allotment by the board of directors of shares or the granting of rights by the board of directors to subscribe for or convert any securities into shares), without first offering them to existing shareholders in proportion to their existing shareholdings. This authority was passed in compliance with institutional investor guidelines, and will apply until the earlier of the end of our AGM in 2024 or the close of business on August 22, 2024.

Ability to pay commission on shares and to issue shares at a discount

In connection with any shares issued, we can use all the powers given by applicable law to pay commissions or brokerage. Subject to the provisions of applicable laws and the Articles, we can pay the commission in cash or by allotting fully or partially-paid shares or other securities or by a combination of both. Subject to certain limited exceptions (such as where such terms have been specifically approved by Shell’s shareholders), the Listing Rules limit the maximum discount under which shares may be issued in an open offer, placing, vendor consideration placing, offer for subscription of equity shares or an issue out of treasury to 10% of the middle market price of those shares at the time of announcing the terms of the offer or at the time of agreeing the placing (as the case may be). Furthermore, shares may not be allotted at less than their par value.

Disputes between a shareholder or ADS holder and Shell, any subsidiary, director or professional service provider

The Articles provide that, subject to certain exceptions, all disputes (i) between a shareholder in such capacity and Shell and/or its directors, arising out of or in connection with the Articles or otherwise; (ii) so far as permitted by law, between Shell and any of its directors in their capacities as such or as its employees, including all claims made by Shell or on its behalf against its directors; (iii) between a shareholder in such capacity and Shell’s professional service providers (which could include its auditors, legal counsel, bankers and ADS depositaries); and (iv) between Shell and its professional service providers arising in connection with any claim within the scope of (iii) above, shall be exclusively and finally resolved by arbitration in London, the U.K. under the ICC Rules, as amended from time to time. This would include all disputes arising under U.K., Dutch or U.S. law (including securities laws), or under any other law, between parties covered by the arbitration provision. Accordingly, the ability of shareholders to obtain monetary or other relief, including in respect of securities law claims, may be determined in accordance with these provisions, and the ability of shareholders to obtain monetary or other relief may therefore be limited and their cost of seeking and obtaining recoveries in a dispute may be higher than otherwise would be the case.

The tribunal shall consist of three arbitrators to be appointed in accordance with the ICC Rules. The chairman of the tribunal must have at least 20 years’ experience as a lawyer qualified to practice in a common law jurisdiction which is within the Commonwealth (as constituted on May 12, 2005) and each other arbitrator must have at least 20 years’ experience as a qualified lawyer.

Pursuant to the exclusive jurisdiction provision in the Articles, if a court or other competent authority in any jurisdiction determines that the arbitration requirement described above is invalid or unenforceable in relation to any particular dispute in that jurisdiction, then that dispute may only be brought in the courts of England and Wales, as is the case with any derivative claim brought under the Companies Act 2006. The governing law of the Articles is the substantive law of England and Wales.

Disputes relating to Shell’s failure or alleged failure to pay all or part of a dividend which has been declared and which has fallen due for payment will not be subject to the arbitration and exclusive jurisdiction provisions of the Articles. Any derivative claim brought under the Companies Act 2006 will not be subject to the arbitration provisions of the Articles.

We have incorporated arbitration clauses into all indemnities granted by us to our directors and into all service contracts between directors and our subsidiaries. We have incorporated an arbitration clause into the deposit agreement relating to the ADSs which applies to us, holders of the ADSs and the depositary.

Pursuant to the deposit agreement, as summarized under “Description of American Depositary Shares”, each holder of ADSs is bound by arbitration and exclusive jurisdiction provisions, which are substantially similar to the arbitration and exclusive jurisdiction provisions in the relevant sections of the Articles.

Summary of Certain Provisions of Shell’s Articles

For a description of certain provisions contained in the Articles, see “Change of Control”, “Capital Changes” and “Threshold for Disclosure of Share Ownership”, each respectively included in “Governance” in the 2022 20-F, which is incorporated by reference into this prospectus, and subsequent filings incorporated by reference into this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

General

JPMorgan Chase Bank, N.A., as depositary for the ADSs, will register and deliver the ADSs. Each ADS will represent two of our ordinary shares (or a right to receive two shares) deposited with the custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary in respect or in lieu of deposited ordinary shares. The shares and any other securities, cash or other property held under the deposit agreement are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing ADSs, registered in your name; or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, whether certificated or uncertificated, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System (“DRS”) is a system administered by The Depository Trust Company (“DTC”), pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. English law generally governs shareholder rights. The depositary or its nominee will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. The deposit agreement for the ADSs among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs except that the arbitration and exclusive jurisdiction provisions are governed by English law.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the relevant form of ADR. The deposit agreement relating to the ADSs and the form of ADR relating thereto, is filed as an exhibit to the registration on Form F-3 of which this prospectus is a part. See “Taxation — U.S. Taxation — U.S. Taxation of Ordinary Shares and ADSs” for a description of the material U.S. federal income tax consequences to U.S. holders of holding the ADSs.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on the relevant deposited securities, to the extent practicable, and after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

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Cash. While the depositary may receive cash dividends and other distributions from us in U.S. dollars (in which case no conversion will be required) to the extent the depositary receives a cash dividend or other cash distribution in a currency other than U.S. dollars, the depositary will convert such cash dividend or other distribution we pay on the shares into U.S. dollars, subject to certain limitations, including whether it can do so on a reasonable basis and can transfer the U.S. dollars to the U.S. If that is not practicable, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is practicable to do so (after consultation with us, to the extent reasonably practicable). It will hold the foreign currency it does not distribute for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

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Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current policies. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Ordinary shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution on the relevant deposited securities or cash available to it resulting from the net proceeds of sales of shares received in a share distribution, which shares would give rise to fractional ADSs if additional ADRs were issued therefor.

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Rights to purchase additional shares. If we offer holders of the relevant deposited securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal or feasible to make the rights available but that it is practical to sell the rights, the depositary may sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, the depositary shall establish a record date in the manner described in the deposit agreement and inform holders of the procedures necessary to permit them to participate in such elective distribution.

If the depositary makes rights available to you, and you elect to exercise such rights, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the U.S. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

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Other Distributions. The depositary will send to you anything else we distribute on the relevant deposited securities by any means it thinks is equitable and practical. If it cannot make the distribution in that way, the depositary may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act of 1933, as amended (the “Securities Act”). We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is deemed illegal or impractical for the depositary to make them available to you.

Deposit and Withdrawal

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the relevant custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs at its designated transfer office.

How do ADS holders cancel an ADS and obtain shares?

You may surrender your certificated ADRs at the depositary’s designated transfer office or in the case of uncertificated ADRs, by proper instructions and documentation. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver (i) shares to you or to an account designated by you which may be an account designated by such owner with CREST, Euroclear Nederland or an Intermediary; and (ii) any other deposited securities underlying the ADS to you or a person you designate at the office of the respective custodian.

Voting Rights

How do you vote?

Under the deposit agreement, upon the written request of an ADS holder, the depositary will endeavor to cause the appointment of such holder as its proxy with power to vote the number of shares its ADSs represent. This means that, subject to the procedures described below, if you are a registered holder of ADSs, you will have a right to attend and vote directly at shareholders’ meetings. You also have a right to instruct the depositary how to vote the number of shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we so request. Those materials will describe the matters to be voted on and explain how you may vote directly or instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. In order for you to vote, the depositary must receive your request to be a proxy prior to the date specified for each meeting.

The depositary will try, as far as practical, subject to English law and the provisions of the Articles, to vote the number of shares or other relevant deposited securities represented by your ADSs as you instruct. The depositary will only vote or attempt to vote as you instruct.

We cannot ensure that you will receive voting materials or otherwise learn of an upcoming shareholders’ meeting in time to ensure that you can become appointed as a proxy to vote or instruct the depositary to vote your shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

The table below summarizes certain fees that may be payable pursuant to the deposit agreement. For more complete information, you should read the entire deposit agreement and the relevant form of ADR as well as the prospectus supplement for any offering of ADSs.

Persons depositing shares or withdrawing shares must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

• Distribution of securities distributed to holders of deposited securities which are distributed by the respective depositaries to ADS holders

Persons depositing shares or withdrawing shares must pay:	For:
$0.05 (or less) per ADS	• Any cash distribution made, or for or upon which any elective cash/stock dividend is offered, pursuant to the deposit agreement

An amount equal to the fee for the execution and delivery of ADSs pursuant to the deposit agreement which would have been charged as a result of the deposit of such securities	• When securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to holders entitled thereto

Aggregate fee of $0.05 or less per ADS per calendar year (or portion thereof)	• Services performed by the depositary in administering the ADRs

Reimbursement fees	• Such fees, charges and expenses as are incurred by the depositary and/or any of its agents in connection with the depositary’s services

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the respective depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement); Converting foreign currency to U.S. dollars

Taxes and other governmental charges payable on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Payment of Taxes

The depositary may deduct the amount of any taxes owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our shares	The cash, shares or other securities received, if any, for the account of the depositary will become deposited securities.

• Reclassify, split up or consolidate any of the relevant deposited securities	Each ADS will automatically represent its equal share of the new relevant deposited securities.

• Distribute securities on the relevant deposited securities that are not distributed to you	The depositary may distribute some or all of the securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If we:	Then:
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	One of the above, as applicable.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the relevant ADR and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so. The depositary may also terminate the deposit agreement if it has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In either case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: (1) advise you that the deposit agreement is terminated, (2) receive and hold (or sell) distributions on the deposited securities, (3) sell rights and other property, and (4) deliver shares and other deposited securities being withdrawn. As soon as practicable after the fixed termination date, the depositary shall use reasonable efforts to sell any remaining relevant deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs, and it shall have no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreements on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In addition, the depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

By holding an ADS or an interest therein you will be agreeing that the depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf to the extent such information is requested or required by or pursuant to any lawful authority, including, without limitation, laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

•

Neither we nor the depositary nor any of our or its respective agents shall be liable to registered or other holders of ADSs or any other third party or parties for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

•

In the deposit agreement, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or willful misconduct, and the depositary agrees to indemnify us for losses resulting from its negligence or willful misconduct.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares or other property, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other relevant deposited securities;

•	payment of any applicable charges (see “Fees and Expenses” above);

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the register of the depositary or any register for deposited securities is closed or at any time if the depositary thinks it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares or have shares credited to an account with CREST or Euroclear Nederland (in the case of shares held by admitted institutions (aangesloten instellingen) only, as defined in the Dutch Securities Giro Act) or an Intermediary at any time, subject only to any reason set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act. This right of withdrawal may not be limited by any other provision of the deposit agreement.

Arbitration

Under the deposit agreement, each holder of ADSs is bound by arbitration and exclusive jurisdiction provisions, which are substantially similar to the arbitration and exclusive jurisdiction provisions in the relevant sections of the Articles. For a description of the arbitration and exclusive jurisdiction provisions of the Articles see “Description of Shell Ordinary Shares — Disputes between a shareholder or ADS holder and Shell, any subsidiary, director or professional service provider”.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register the transfer.

Shareholder communications; inspection of register of holders of ADSs

We have delivered to the depositary, the custodian and any designated transfer office, a copy of all provisions of or governing our shares and any other deposited securities issued by us or any of our affiliates and, promptly upon any change thereto, we shall deliver to the depositary, the custodian and any designated transfer office, a copy of such changed provisions. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs of the relevant class for the purpose of communicating with holders in the interest of our business or a matter relating to the deposit agreement.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the U.S., Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the U.S., its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Euroclear and Clearstream, Luxembourg will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear, Clearstream, Luxembourg, and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear and Clearstream, Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

(i)	DTC is:

(a)	a limited purpose trust company organized under the laws of the State of New York;

(b)	a “banking organization” within the meaning of the New York Banking Law;

(c)	a member of the Federal Reserve System;

(d)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(e)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

(ii)

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

(iii)

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

(iv)	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

(v)	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

(i)

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

(ii)

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

(iii)

Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

(iv)

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

(v)

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear is the international central securities depositary of the Euroclear group. Euroclear has advised us as follows:

(i)

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique).

(ii)

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

(iii)

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

(iv)

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

(v)	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

(vi)	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

(vii)

Shell ordinary shares listed on the London Stock Exchange are settled on the CREST system, which is operated by Euroclear U.K. & International Limited, a U.K. subsidiary of Euroclear. The settlement procedures for this system are described in the CREST reference manual, which can be found on Euroclear U.K. & International Limited’s website at www.euroclear.com.

(viii)

Shell ordinary shares listed on Euronext Amsterdam are settled through Euroclear Nederland, a Dutch subsidiary of Euroclear. The settlement procedures for this system are described on the Euroclear Nederland website at www.euroclear.com.

It should be noted that Euroclear is not involved in the settlement of ordinary shares between CREST and Euroclear Nederland.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures — DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable for such securities in their respective settlement systems.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, securities settlement at DTC will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable for such securities in their respective settlement systems.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date.

Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the U.S.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the U.S. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

U.S. Taxation

This section describes the material U.S. federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section, to the extent it represents a discussion of U.S. federal income tax law, is the opinion of Cravath, Swaine & Moore LLP, U.S. counsel to the issuer.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a financial institution;

•	in the case of warrants, ordinary shares or ADSs, a person that actually or constructively owns 10% or more of the voting stock of Shell;

•

a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks), or as part of a constructive sale or other integrated financial transaction;

•	a person who is an investor in a partnership (or entity or arrangement taxed as a partnership for U.S. federal income tax purposes);

•	a person who acquires shares through the exercise of options, or otherwise as compensation, or through a tax-qualified retirement plan;

•	a U.S. expatriate;

•	holders of options granted under any benefit plan;

•	a person liable for alternative minimum tax; or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership (or entity or arrangement taxed as a partnership for U.S. federal income tax purposes) holds the offered securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the offered securities, you should consult your tax advisor.

This summary does not address the alternative minimum tax, the rules under Section 451 of the Code with respect to conforming the timing of income accruals to financial statements, any non-income tax (such as estate or gift taxes) or any state, local or non-U.S. tax consequences of the acquisition, ownership or disposition of our securities.

You are urged to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of acquiring, owning and disposing of offered securities in your particular circumstances.

All references to principal, interest or other amounts payable on the debt securities include any additional amounts payable by Shell or Shell Finance as described in “Description of Debt Securities — Provisions Applicable to Each Indenture — Payment of Additional Amounts”.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of an offered security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation, or entity taxable as a corporation, that was created or organized under the laws of the U.S. or any of its political subdivisions;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

U.S. Taxation of Ordinary Shares and ADSs

Taxation of Cash Distributions. The gross amount of any cash distribution (other than in liquidation) that a U.S. holder receives with respect to Shell’s ordinary shares or ADSs generally will be includible in such U.S. holder’s gross income on the day on which, in the case of a holder of our ordinary shares, such holder receives such distribution or, in the case of a holder of our ADSs, the depositary receives such distribution on behalf of the holder of the applicable ADSs. The tax treatment of the distribution will depend on the amount of the distribution and the amount of the U.S. holder’s adjusted tax basis in the applicable ordinary shares or ADSs as follows:

•

Distributions paid by Shell with respect to the underlying ordinary shares will be taxed as ordinary dividends to the extent such distributions do not exceed Shell’s current or accumulated earnings and profits (“E&P”), as calculated for U.S. federal income tax purposes. The current maximum income tax rate imposed on certain qualified dividend income received by U.S. holders that are individuals is 20% (the “Reduced Rate”), so long as certain holding period requirements are met and Shell is a Qualified Foreign Corporation (“QFC”) and not a passive foreign investment company (a “PFIC”), each as defined in the Code. Shell believes that it is a QFC and is not a PFIC. As a result, dividends received by individual U.S. holders will generally constitute qualified dividend income for U.S. federal income tax purposes and be eligible for the Reduced Rate (see “— Taxation of Sale or Other Disposition”). There can be no assurance, however, that Shell will continue to be considered a QFC or that Shell will not be classified as a PFIC in the future. Thus, there can be no assurance that Shell’s dividends will continue to be eligible for the Reduced Rate. Special rules apply for purposes of determining the recipient’s investment income (which limits deductions for investment interest) and non-U.S. source income (which may affect the amount of foreign tax credit) and to certain extraordinary dividends.

•	Because Shell is not a U.S. corporation, dividends Shell pays generally will not be eligible for the dividends received deduction allowable to corporations under the Code.

•

To the extent that distributions by Shell exceed its current or accumulated E&P but do not exceed such U.S. holder’s adjusted tax basis in Shell’s ordinary shares or ADSs, such distributions will be treated as a tax-free return of capital, to both individual and corporate U.S. holders.

•

As a return of capital, such distribution will reduce such U.S. holder’s adjusted tax basis in the ordinary shares or ADSs on a dollar-for-dollar basis (thereby increasing any gain or decreasing any loss on a future disposition of the ordinary shares or ADSs).

•

To the extent that the distributions exceed both Shell’s current or accumulated E&P and the U.S. holder’s adjusted tax basis in the ordinary shares or ADSs, such U.S. holder will be taxed as having recognized gain on the sale or disposition of the ordinary shares or ADSs (see “— Taxation of Sale or Other Disposition”).

•

It is anticipated that dividends on Shell’s ADSs will be announced and paid to the depositary in U.S. dollars, and holders of Shell ADSs will receive dividend payments in U.S. dollars from the depositary. The U.S. holder would include in gross income as a dividend the U.S. dollar amount received by the depositary. It is anticipated that dividends on Shell ordinary shares will be announced in U.S. dollars but the dividend will be distributed in euros or pounds sterling. The U.S. holder would include in gross income as a dividend the amount as received, calculated by reference to the exchange rate in effect on the day the U.S. holder receives the dividend.

Dividends paid by Shell generally will be treated as foreign source income for U.S. foreign tax credit limitation purposes. Subject to certain limitations, U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for non-U.S. tax withheld (if any) from dividends received in respect of the ordinary shares or ADSs. The limitation on non-U.S. taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid in respect of Shell’s ordinary shares or ADSs generally will be “passive category income” and therefore any U.S. federal income tax imposed on these dividends cannot be offset by excess foreign tax credits that such U.S. holders may have from non-U.S. source income not qualifying as passive income. In the case of certain types of U.S. holders, any such dividends may be treated as “general category income” for purposes of calculating the U.S. foreign tax credit limitations. U.S. holders that do not elect to claim a foreign tax credit may instead claim a deduction for non-U.S. tax withheld (if any).

Taxation of Sale or Other Disposition. A U.S. holder generally will recognize capital gain or loss upon a sale or other disposition of ordinary shares or ADSs in an amount equal to the difference between the amount realized on their disposition and such U.S. holder’s adjusted tax basis in the ordinary shares or ADSs.

Under current law, capital gains realized by corporate and individual taxpayers generally are subject to U.S. federal income taxes at the same rate as ordinary income, except that long-term capital gains realized by noncorporate U.S. holders are currently subject to U.S. federal income tax at a maximum rate of 20%. Certain limitations exist on the deductibility of capital losses by both corporate and individual taxpayers. Capital gains and losses on the sale or other disposition by a U.S. holder of ordinary shares or ADSs generally should constitute gains or losses from sources within the U.S.

For cash basis U.S. holders who receive foreign currency in connection with a sale or other taxable disposition of ordinary shares or ADSs, the amount realized will be based on the U.S. dollar value of the foreign currency received with respect to such ordinary shares or ADSs as determined on the settlement date of such sale or other taxable disposition.

Accrual basis U.S. holders may elect the same treatment required of cash basis taxpayers with respect to a sale or other taxable disposition of ordinary shares or ADSs, provided that the election is applied consistently from year to year. Such election may not be changed without the consent of the U.S. Internal Revenue Service. Accrual basis U.S. holders who or which do not elect to be treated as cash basis taxpayers (pursuant to the U.S. Treasury regulations applicable to foreign currency transactions) for this purpose may have a foreign currency gain or loss for U.S. federal income tax purposes because of differences between the U.S. dollar value of the foreign currency received prevailing on the date of the sale or other taxable disposition of ordinary shares or ADSs and the date of payment. Any such foreign currency gain or loss generally will constitute gain or loss from sources within the U.S. and generally will be treated as ordinary income or loss and would be in addition to gain or loss, if any, recognized on the sale or other taxable disposition of ordinary shares or ADSs.

A U.S. holder’s tax basis in the foreign currency received will equal the U.S. dollar value on the settlement date. Any foreign currency gain or loss realized by a U.S. holder on a conversion of foreign currency into U.S. dollars generally will constitute ordinary income or loss from sources within the U.S. and will be in addition to gain or loss, if any, recognized on the sale or other disposition of ordinary shares or ADSs.

Deposits and Withdrawals. Deposits and withdrawals by U.S. holders of ordinary shares in exchange for ADSs and of ADSs in exchange for ordinary shares will not be subject to any U.S. federal income tax.

U.S. Backup Withholding and Information Reporting. In general, information reporting requirements will apply to payments of dividends on ordinary shares or ADSs and the proceeds of certain sales of ordinary shares or ADSs in respect of U.S. holders other than certain exempt persons (such as corporations). A backup withholding tax (at a rate of 24%) will apply to such payments if the U.S. holder fails to provide a correct taxpayer identification number or other certification of exempt status or, with respect to certain payments, the U.S. holder fails to report in full all dividend and interest income and the U.S. Internal Revenue Service notifies the payer of such under-reporting. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a refund of any excess amounts withheld under the backup withholding rules may be obtained by filing the appropriate claim form with the U.S. Internal Revenue Service. U.S. holders should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of the ordinary shares or ADSs.

U.S. Taxation of Warrants

A prospectus supplement will describe, if applicable, the U.S. federal income tax consequences of your ownership of warrants and any equity or debt securities issued together with them.

U.S. Taxation of Debt Securities

This discussion deals only with debt securities that are treated as indebtedness for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning debt securities that are not so treated will be discussed in an applicable prospectus supplement.

Merger and Consolidation/Substitution of Issuer

If we engage in the activities described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Consolidation, Merger and Sale of Assets” or “Description of Debt Securities — Provisions Applicable to Each Indenture — Substitution of Shell Finance or Shell Finance US as Issuer”, a U.S. holder could be treated for U.S. federal income tax purposes as having constructively exchanged its debt securities for new debt securities in a taxable transaction, resulting in realization of gain or loss. U.S. holders are urged to consult their tax advisors with regard to whether our engaging in such activities results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and of holding the new debt securities such holder is deemed to receive.

Taxation of Interest

The tax treatment of interest paid on the debt securities depends upon whether the interest is “Qualified Stated Interest”. A debt security may have some interest that is Qualified Stated Interest and some that is not.

“Qualified Stated Interest” is any interest that meets all the following conditions:

•	It is payable at least once each year in cash or property (other than additional debt securities).

•	It is payable over the entire term of the debt security.

•	It is payable at a single fixed rate or under a single formula.

•	The debt security has a maturity of more than one year from its issue date.

If any interest on a debt security is Qualified Stated Interest, then

•	If the U.S. holder is a cash method taxpayer (including most individual holders), such U.S. holder must report that interest in income when received.

•	If the U.S. holder is an accrual method taxpayer, such U.S. holder must report that interest in income as it accrues.

If any interest on a debt security is not Qualified Stated Interest, it is subject to the rules for original issue discount (“OID”) described below.

Subject to certain limitations (including certain requirements imposed by recently issued U.S. Treasury regulations, although a recent notice from the IRS indicates that the U.S. Department of the Treasury and the IRS are considering proposing amendments to such U.S. Treasury regulations and also allows taxpayers to defer the application of many aspects of such U.S. Treasury regulations for taxable years ending on or before December 31, 2023), U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for non-U.S. tax withheld (if any) from interest received in respect of Shell or Shell Finance debt securities. Interest paid on, and OID, if any, accrued with respect to the debt securities that are issued by Shell or Shell Finance will constitute income from sources outside the U.S., and generally will be “passive category income”, and therefore any U.S. federal income tax imposed with respect to such interest and OID, if any, cannot be offset by excess foreign tax credits from non-U.S. source income not qualifying as passive income. In the case of certain types of U.S. holders, any such interest or OID may be treated as “general category income” for purposes of calculating the U.S. foreign tax credit limitations. If the U.S. holder does not elect to claim a foreign tax credit for interest received in respect of Shell or Shell Finance debt securities, such U.S. holder may instead claim a deduction for non-U.S. tax withheld (if any).

Determining Amount of OID

Debt securities that have OID are subject to additional tax rules. The amount of OID on a debt security is determined as follows:

•

The amount of OID on a debt security is the “stated redemption price at maturity” of the debt security minus the “issue price” of the debt security. If this amount is zero or negative, there is no OID.

•

The “stated redemption price at maturity” of a debt security is the total amount of all principal and interest payments to be made on the debt security, other than Qualified Stated Interest. In a typical case where all interest is Qualified Stated Interest, the stated redemption price at maturity is the same as the principal amount.

•	The “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to the public.

•

Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called “de minimis OID”. If all the stated interest on a debt security is Qualified Stated Interest, OID is treated as de minimis if the amount of OID is less than the following items multiplied together: (a) .25% (that is, 1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the debt security, and (c) the stated redemption price at maturity.

Accrual of OID into Income

If a debt security has more than de minimis OID, the following consequences arise:

•	U.S. holders must include the total amount of OID as ordinary income over the life of the debt security.

•

U.S. holders must include OID in income as the OID accrues on the debt securities, even if such holders are on the cash method of accounting. This means that such holders are required to report OID income, and in some cases pay tax on that income, before receiving the cash that corresponds to that income.

•

OID accrues on a debt security on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a debt security, combined with the inclusion into income of any Qualified Stated Interest on the debt security, will result in the U.S. holder being taxable at approximately a constant percentage of such U.S. holder’s unrecovered investment in the debt security.

•	The accruals of OID on a debt security generally will be less in the early years and more in the later years.

•	If any of the stated interest paid on the debt security is not Qualified Stated Interest, that interest is taxed solely as OID. It is not separately taxed when it is paid.

•

A holder’s tax basis in the debt security is initially its cost to the U.S. holder. It increases by any OID (not including Qualified Stated Interest) reported as income. It decreases by any principal payments received on the debt security and by any interest payments received that are not Qualified Stated Interest.

Debt Securities Subject to Additional Tax Rules

Additional or different tax rules apply to several types of debt securities that we may issue.

Short-Term Debt Securities: We may issue debt securities with a maturity of one year or less. These are referred to as “short-term debt securities”.

•	No interest on these debt securities is Qualified Stated Interest. Otherwise, the amount of OID is calculated in the same manner as described above.

•	U.S. holders may make certain elections concerning the method of accrual of OID on short-term debt securities over the life of the debt securities.

•

If the U.S. holder is an accrual method taxpayer, a bank, a securities dealer, or in certain other categories, OID must be included in income as it accrues (determined on a ratable basis, unless the holder elects to use a constant yield method).

•

If the U.S. holder is a cash method taxpayer not subject to the accrual rule described above, OID will not be included in income until payments on the debt security are actually received. Alternatively, the U.S. holder can elect to include OID in income as it accrues (determined on a ratable basis, unless the holder elects to use a constant yield method).

•

Two special rules apply if the U.S. holder is a cash method taxpayer and does not include OID in income as it accrues. First, if the debt security is sold or it is paid at maturity, producing a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the debt security at the time of the sale that has not yet been taken into income. Second, if the U.S. holder borrows money (or does not repay outstanding debt) to acquire or hold the debt security, then while the debt security is held, any interest on the borrowing that corresponds to accrued OID on the debt security cannot be deducted until OID is included in income.

Floating Rate Debt Securities: Floating rate debt securities are subject to special OID rules.

•

If the interest rate is determined using a single fixed formula and is based on objective financial information (which may include a fixed interest rate for the initial period) or if it reflects variations in the cost of newly borrowed funds, all the interest will be Qualified Stated Interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the debt security’s initial floating rate into a fixed rate and by applying the general OID rules described above.

•

If the debt security has more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on such a debt security.

Foreign Currency Debt Securities: A “foreign currency debt security” is a debt security denominated in a currency other than U.S. dollars. Special tax rules apply to these debt securities:

•

If the U.S. holder is a cash method taxpayer, such holder will be taxed on the U.S. dollar value of any foreign currency received as interest. The dollar value will be determined as of the date when payments are received.

•

If the U.S. holder is an accrual method taxpayer, such holder must report interest income as it accrues. The U.S. holder can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, such holder will recognize foreign exchange gain or loss upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections also may be available.

•

Any OID on foreign currency debt securities as well as the amortization of any bond premium will be determined in the relevant foreign currency. OID must be accrued in the same manner that an accrual basis holder accrues interest income.

•

The initial tax basis in a foreign currency debt security is the amount of U.S. dollars paid for the debt security (or, if paid in foreign currency, the value of that foreign currency on the purchase date). Adjustments are made to reflect OID and other items as described above.

•

If foreign currency is collected upon the maturity of the debt security, or if the debt security is sold for foreign currency, gain or loss will be based on the U.S. dollar value of the foreign currency received. For a publicly traded foreign currency debt security, this value is determined for cash basis taxpayers on the settlement date for the sale of the debt security, and for accrual basis taxpayers on the trade date for the sale (although such taxpayers can also elect the settlement date). The tax basis in the foreign currency will then be equal to the value reported on the sale.

•

Any gain or loss on the sale or retirement of a debt security will be ordinary income or loss and sourced to the U.S. to the extent it arises from currency fluctuations between the purchase date and sale date. Any gain or loss on the sale of foreign currency will also be ordinary income or loss.

Other Categories of Debt Securities: Additional rules may apply to certain other categories of debt securities. The Prospectus Supplement for these debt securities may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of debt securities include:

•	debt securities with contingent payments;

•	debt securities that can be put to us before their maturity;

•	debt securities that are callable by us before their maturity, other than typical calls at a premium;

•	indexed debt securities with an index tied to currencies; and

•	debt securities the maturity of which is extendable at the U.S. holder’s option or at our option.

Premium and Discount

Additional special rules apply in the following situations involving premium or discount:

•

If a debt security is bought in the initial offering for more than its stated redemption price at maturity — disregarding that part of the purchase price allocated to accrued interest — the excess amount paid will be “bond premium”. The U.S. holder can elect to use bond premium to reduce taxable interest income from the debt security. Under the election, the total premium will be allocated to interest periods, as an offset to interest income, on a “constant yield” basis over the life of the debt security — that is, with a smaller offset in the early periods and a larger offset in the later periods. This election is made on the U.S. holder’s tax return for the first taxable year to which the U.S. holder desires the election to apply. However, if the election is made, it automatically applies to all debt instruments with bond premium that the U.S. holder owns during that year or that are acquired at any time thereafter, unless the U.S. Internal Revenue Service permits such holder to revoke the election. A U.S. holder that does not elect to amortize bond premium and that holds a debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

•

Similarly, if a debt security has OID and it is bought in the initial offering for more than the issue price (but not more than the stated redemption price at maturity), the excess is called “acquisition premium”. The amount of OID the U.S. holder is required to include in income will be reduced by this amount over the life of the debt security.

•	If a debt security is bought in the initial offering for less than the initial offering price to the public, special rules concerning “market discount” may apply.

Appropriate adjustments to tax basis are made in these situations. We suggest that you consult your tax advisor if you are in one of these situations.

Accrual Election

The U.S. holder can elect to be taxed on the income from the debt security in a different manner than described above. Under the election:

•	No interest is Qualified Stated Interest.

•

Amounts are included in income as they economically accrue. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount and premium.

•	Tax basis is increased by all accruals of income and decreased by all payments received on the debt security.

Taxation of Sale or Retirement of Debt Securities

On sale or retirement of the debt security:

•

The U.S. holder will have taxable gain or loss equal to the difference between the amount received and such holder’s tax basis in the debt security. Such gain or loss will be U.S. source. The tax basis in the debt security is such holder’s cost, subject to certain adjustments.

•

The U.S. holder’s gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the debt security was held for more than one year. For an individual, the maximum tax rate on long term capital gains is currently 20%.

•

If (a) the debt security was purchased with de minimis OID, (b) no election to accrue all OID into income was made, and (c) the principal amount of the debt security is received by the U.S. holder upon the sale or retirement, then such holder generally will have capital gain equal to the amount of the de minimis OID.

•

If the debt security is sold between interest payment dates, a portion of the amount received reflects interest that has accrued on the debt security but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

•

All or part of the gain may be ordinary income rather than capital gain in certain cases, including sales of short-term debt securities, debt securities with market discount, debt securities with contingent payments and foreign currency debt securities.

Disclosure Requirements

U.S. Treasury regulations meant to require reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under U.S. Treasury regulations, certain transactions may be characterized as Reportable Transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of debt denominated in a foreign currency, which results in a foreign currency loss exceeding certain thresholds. Persons considering the purchase of debt denominated in a foreign currency should consult with their own tax advisers to determine the tax return disclosure obligations, if any, with respect to an investment in debt denominated in a foreign currency, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•

Assuming the debt securities are held through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the U.S. holder on IRS Form 1099 concerning interest, OID and retirement proceeds on the debt securities, unless an exemption applies. As discussed above under “Premium and Discount”, if the debt securities have OID, the amount reported to such holder may have to be adjusted to reflect the amount that must be reported in such holder’s tax return.

•

Similarly, unless an exemption applies, the U.S. holder must provide the intermediary with such holder’s Taxpayer Identification Number for its use in reporting information to the IRS. If the U.S. holder is an individual, this is such holder’s social security number. The U.S. holder is also required to comply with other IRS requirements concerning information reporting.

•

If the U.S. holder is subject to these requirements but does not comply, the intermediary must withhold (at a rate of 24%) of all amounts payable on the debt securities (including principal payments). This is called “backup withholding”. If the intermediary withholds payments, the U.S. holder may credit the withheld amount against its federal income tax liability.

•

All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements, but may have to establish their entitlement to an exemption.

Tax Reporting

U.S. individuals that hold certain “specified foreign financial assets” (which include stock or securities issued by a foreign corporation) are generally required to file information reports with respect to such assets with their U.S. federal income tax returns. U.S. holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Medicare Tax on Certain Investment Income

Certain non-corporate U.S. holders whose income exceeds certain thresholds may also be subject to a 3.8% tax on their “net investment income” up to the amount of such excess. Ordinary dividends and interest received by a U.S. holder of offered securities (without reduction for withholding taxes, if any), and gain or loss recognized on the sale or other disposition by a U.S. holder of offered securities, generally will be includable in a U.S. holder’s net investment income for purposes of this tax. Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership of offered securities.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a non-U.S. holder of debt securities issued by Shell Finance US. You are a “non-U.S. holder” if you are a beneficial owner debt securities issued by Shell Finance US and you are for U.S. federal income tax purposes an individual, corporation, estate or trust that is not a U.S. holder.

Withholding Taxes

Subject to the discussion below under “FATCA”, payments of principal and interest on the debt securities generally will not be subject to U.S. federal withholding taxes. However, for the exemption from withholding taxes on interest to apply to non-U.S. holders, a non-U.S. holder must meet one of the following requirements:

•

The non-U.S. holder provides a completed U.S. Internal Revenue Service Form W-8BEN or Form W-8BEN-E , as applicable, to the bank, broker or other intermediary through which the non-U.S. holder holds the debt securities and qualifies for the “portfolio interest” exemption. Form W-8BEN or Form W-8BEN-E, as applicable, contains the non-U.S. holder’s name, address and a statement that the holder is the beneficial owner of the debt securities and is not a U.S. holder.

•

The non-U.S. holder holds the debt securities directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (i) is either a U.S. or non-U.S. entity, (ii) is acting out of a non-U.S. branch or office and (iii) has signed an agreement with the U.S. Internal Revenue Service providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•

The non-U.S. holder is entitled to an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim this exemption, the non-U.S. holder generally must complete Form W-8BEN or Form W-8BEN-E, as applicable, and fill out Part III of the form to state the non-U.S. holder’s claim for treaty benefits. In some cases, the non-U.S. holder may instead be permitted to provide documentary evidence of the non-U.S. holder’s claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•

The interest income on the debt securities is effectively connected with the conduct of the non-U.S. holder’s trade or business in the Unites States, and is not exempt from U.S. tax under a tax treaty. To claim this exemption, the non-U.S. holder must complete U.S. Internal Revenue Service Form W-8ECI.

Even if non-U.S. holders meet one of the above requirements, interest paid to non-U.S. holders will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that the non-U.S. holder is not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The U.S. Internal Revenue Service notifies the withholding agent that information that the non-U.S. holder or an intermediary provided concerning the non-U.S. holder’s status is false.

•

An intermediary through which the non-U.S. holder holds the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular, an intermediary is generally required to forward a copy of the non-U.S. holder’s Form W-8BEN or Form W-8BEN-E (or other documentary information concerning the non-U.S. holder’s status), as applicable, to the withholding agent for the debt securities. However, if the non-U.S. holder holds its debt securities through a qualified intermediary—or if there is a qualified intermediary in the chain of title between the non-U.S. holder and the withholding agent for the debt securities—the qualified intermediary will not generally forward this information to the withholding agent.

Sales or Retirement of Debt Securities

If the non-U.S. holder sells a debt security or it is redeemed, the non-U.S. holder will not be subject to U.S. federal income tax on any gain unless one of the following applies:

•	The gain is connected with a trade or business that the non-U.S. holder conducts in the United States.

•

The non-U.S. holder is an individual present in the United States for at least 183 days during the year in which the non-U.S. holder disposes of the debt security and certain other conditions are satisfied.

•	Any gain represents accrued interest, in which case the rules for interest would apply to the portion that represents interest.

U.S. Trade or Business

Unless an applicable income tax treaty provides otherwise, if the non-U.S. holder holds a debt security in connection with a trade or business that the non-U.S. holder is conducting in the United States:

•	Any interest on the debt security, and any gain from disposing of the debt security, generally will be subject to income tax as if the holder were a U.S. holder.

•

If the non-U.S. holder is a corporation, the non-U.S. holder may be subject to an additional “branch profits tax” on the non-U.S. holder’s earnings that are connected with its U.S. trade or business, including earnings from the debt security. This tax is currently 30% but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

U.S. federal income tax rules concerning information reporting and backup withholding for non-U.S. holders are as follows:

•

Principal and interest payments that the non-U.S. holder receives will be automatically exempt from the backup withholding if the non-U.S. holder provides the tax certifications needed to avoid withholding tax on interest, as described above. The exemption does not apply if the recipient of the applicable form knows or has reason to know that the non-U.S. holder should be subject to the usual information reporting or backup withholding rules. In addition, interest payments made to the non-U.S. holder may be reported to the U.S. Internal Revenue Service on Form 1042-S.

•

Sale proceeds that the non-U.S. holder receives on a sale of the non-U.S. holder’s debt securities through a broker may be subject to information reporting and/or backup withholding if the non-U.S. holder is not eligible for an exemption. In particular, information reporting and backup reporting may apply if the non-U.S. holder uses the U.S. office of a broker, and information reporting (but not generally backup withholding) may apply if the non-U.S. holder uses the foreign office of a broker that has certain connections to the United States.

In general, the non-U.S. holder may file Form W-8BEN or Form W-8BEN-E, as applicable, to claim an exemption from information reporting and backup withholding. Non-U.S. holders consult their own tax advisors concerning information reporting and backup withholding on a sale of their debt securities.

FATCA

Under FATCA, U.S. federal withholding tax, currently at a rate of 30%, may apply to any interest income paid on the debt securities (including additional amounts, if any) to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Withholding Taxes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If the holder is a foreign financial institution or a non-financial foreign entity (or hold debt securities through a foreign financial institution) in a jurisdiction that has entered into an intergovernmental agreement with the United States, the holder (or the financial intermediary) may be subject to different rules. In the event any withholding under FATCA is imposed with respect to any payments under the debt securities, there will be no additional amounts payable to compensate for the withheld amount. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of debt securities.

U.K. Taxation

The following is a summary of the material U.K. tax consequences for a U.S. holder of the ownership and disposal of securities we may offer pursuant to this prospectus. This summary is the opinion of our U.K. tax solicitors, Slaughter and May, as to the matters of law set out in this section headed “U.K. Taxation”. It is based on current U.K. law and on what is understood to be the current practice of His Majesty’s Revenue and Customs (“HMRC”) in the U.K., either of which is subject to change, possibly with retroactive effect. Any change in applicable laws or the current practice of HMRC, or any inaccuracy in the documents upon which Slaughter and May have relied, may affect the continuing validity of their opinion. Slaughter and May assume no responsibility to inform you of any such change or inaccuracy that may occur or come to their attention. The opinion of Slaughter and May is being provided to Shell solely for its benefit in connection with the registration statement on Form F-3 of which this prospectus is a part and may not be transmitted to anyone else, reproduced, quoted, summarized or relied upon by anyone else or for any other purpose, or quoted or referred to in any public document or filed with anyone without the express written consent of Slaughter and May. This summary applies only to U.S. holders who hold their securities as an investment and are the absolute beneficial owners of them, who are not resident for tax purposes in the U.K. or carrying on a trade (or profession or vocation) in the U.K. through a permanent establishment, branch or agency and who are not (and have not in the previous seven years been) employees of Shell or of any person connected with Shell. It assumes that holders of Shell ADSs will in practice be treated for the purposes of U.K. tax as the beneficial owners of the Shell ordinary shares represented by such Shell ADSs.

The paragraphs below do not attempt to describe all possible U.K. tax considerations that may be relevant to a U.S. holder. Any U.S. holders who are in any doubt about any aspect of their particular tax position should consult appropriate independent tax advisers.

For the purposes of this section a person is a U.S. holder at any time if, at that time, he/she is regarded as a resident of the U.S. for U.S. tax purposes.

U.K. Taxation of Ordinary Shares and ADSs

U.K. Tax on Income and Chargeable Gains

U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “U.K. Taxation” will not generally be subject to U.K. tax on income or chargeable gains in respect of the ownership and disposal of Shell ordinary shares or Shell ADSs or the receipt of any dividends that are paid on them.

There is, however, an exception to this rule in the case of a U.S. holder who is an individual, who has ceased to be resident for tax purposes in the U.K. or starts to be regarded as non-resident for the purposes of a relevant double taxation treaty (“Treaty Non Resident”) but then resumes residence in the U.K. or, as the case may be, ceases to be regarded as Treaty Non Resident, before five complete tax years have passed. Such a holder may be liable to U.K. capital gains tax (subject to any available exemption or relief) on a disposal of Shell ordinary shares or Shell ADSs made whilst not resident for tax purposes in the U.K. or whilst Treaty Non Resident.

U.K. Inheritance Tax

A U.S. holder who is an individual domiciled in the U.S. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty and who is not a national of the U.K. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty will not be subject to U.K. inheritance tax in respect of Shell ordinary shares or Shell ADSs on the individual’s death or on a gift of such Shell ordinary shares or the Shell ADSs made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the U.K. or pertain to the individual’s U.K. fixed base used for the performance of independent personal services. In the exceptional case where Shell ordinary shares or Shell ADSs are subject to both U.K. inheritance tax and U.S. federal estate or gift tax, the U.K./U.S. Estate and Gift Tax Treaty generally provides for tax paid in the U.K. to be credited against tax payable in the U.S., based on priority rules set out in that treaty.

U.K. Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

A conveyance or transfer on sale of Shell ordinary shares other than to a depositary or clearance service or the nominee or agent of a depositary or clearance service will usually be subject to ad valorem stamp duty, although not where the amount or value of the consideration of the transfer is £1,000 or under and the transfer instrument is certified at £1,000 (a “Low Value Transaction”), and generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the nearest £5). An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will be liable to SDRT, unless the transfer is a Low Value Transaction, generally at the rate of 0.5% of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement or, if the agreement was conditional, the date the agreement became unconditional. Where the stamp duty is paid, any SDRT previously paid will be repaid on the making of an appropriate claim. Stamp duty and SDRT are normally paid by the purchaser.

Subject to the availability of any relief, where a person (or its nominee) transfers listed shares or other securities to a connected company (or its nominee), stamp duty or, as the case may be, SDRT will be chargeable on the higher of (i) the amount or value of the consideration and (ii) the market value of the shares or securities. Where unlisted shares or other securities are so transferred, a similar rule applies, provided some or all of the consideration for the transfer consists of the issue of shares.

Subject to certain exemptions, U.K. legislation does currently provide for a charge to SDRT (or in the case of transfer, stamp duty) on the issue or transfer of Shell ordinary shares to particular persons providing a clearance service, their nominees or agents, or to an issuer of depositary receipts, or to its nominee or agent. The rate of stamp duty or SDRT, as the case may be, is generally 1.5% of either (i) in the case of an issue of Shell ordinary shares, the issue price of the Shell ordinary shares concerned; or (ii) in the case of a transfer of Shell ordinary shares, the amount or value of the consideration for the transfer or, in some circumstances, the value of the Shell ordinary shares concerned, in the case of stamp duty rounded up if necessary to the nearest multiple of £5.

However, following litigation, HMRC announced that it will no longer seek to apply 1.5% SDRT on an issue of shares into a clearance service or depository receipt arrangement (or a transfer of shares that is integral to a capital raising), on the basis that the charge is not compatible with E.U. law; and in January 2021, HMRC confirmed this remains the position under the terms of the European Union (Withdrawal) Act 2018. HMRC’s view is that the 1.5% SDRT or stamp duty charge has continued to apply to transfers of shares into a clearance service or depository receipt arrangement unless they are an integral part of an issue of share capital or the stamp taxes on shares legislation is amended. As a result of the enactment of the Retained EU Law (Revocation and

Reform) Act, pre-existing rights derived from E.U. law rights, including those rights that resulted in the disapplication of the 1.5% SDRT charge, would by default (in the absence of the exercise of a regulation-making power to restate or reproduce such rights in U.K. domestic law), cease to be recognized after December 31, 2023. However, draft legislation was included within the Finance Bill published on November 29, 2023 which would, on its enactment (which is expected to be after January 1, 2024) but with effect from January 1, 2024, remove the 1.5% charge to stamp duty or SDRT in relation to (i) issues of securities into depositary receipt systems and clearance services; and (ii) transfers of securities into depositary receipt systems and clearance services, in each case made in the course of certain capital-raising arrangements or listing arrangements. The Chancellor the Exchequer also moved certain resolutions on November 22, 2023 intended to give effect to such changes from January 1, 2024 until the Finance Bill passes. That means, however, that there will be some material uncertainty about the scope of the 1.5% charge from January 1, 2024 and specific professional advice should be sought before effecting a transfer of Shell ordinary shares to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent).”

No stamp duty need be paid on the acquisition or transfer of Shell ADSs, provided that any instrument of transfer or contract of sale is executed, and remains at all times, outside the U.K. Based on our understanding of HMRC’s application of the exemption from SDRT for depositary receipts, an agreement for the transfer of Shell ADSs will not, in practice, give rise to a liability to SDRT.

No stamp duty need be paid on the acquisition or transfer of interests in Shell ordinary shares held within a clearance service, provided that any instrument of transfer or contract of sale is executed, and remains at all times, outside the U.K. An agreement for the transfer of interests in Shell ordinary shares held within a clearance service will not give rise to a liability to SDRT provided that, at the time the agreement is made, the clearance service satisfies various conditions laid down in the relevant U.K. legislation.

U.K. Taxation of Warrants

A prospectus supplement will describe, if applicable, the U.K. tax consequences of your ownership of warrants of Shell and any equity or debt securities issued together with the warrants.

U.K. Taxation of Debt Securities

Payments and Disposal (including Redemption)

U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “U.K. Taxation” will not generally be directly assessed to U.K. tax on income or chargeable gains in respect of interest on, or the disposal (including redemption) of, debt securities issued by Shell, Shell Finance or Shell Finance US.

There is, however, an exception to this rule in the case of a U.S. holder who is an individual, who has ceased to be resident for tax purposes in the U.K. or starts to be regarded as Treaty Non Resident but then resumes residence in the U.K. or, as the case may be, ceases to be regarded as Treaty Non Resident, before five complete tax years have passed. Such a holder may be liable to U.K. capital gains tax (subject to any available exemption or relief) on a disposal of debt securities issued by Shell, Shell Finance or Shell Finance US made whilst not resident for tax purposes in the U.K. or whilst Treaty Non Resident.

Payments of principal and interest on debt securities issued by Shell Finance and Shell Finance US, and payments of principal on debt securities issued by Shell, will not be subject to withholding or deduction for or on account of U.K. tax.

Interest payments on debt securities issued by Shell which have a U.K. source may be subject to withholding or deduction for or on account of U.K. tax. However, such payments will not be subject to withholding or deduction for or on account of U.K. tax if:

•

such debt securities carry a right to interest and are listed on a recognized stock exchange as defined in Section 1005 of the Income Tax Act 2007. Securities which are included on the Official List of the

U.K. Financial Conduct Authority, along with securities which are officially listed in a country outside the U.K. in which there is a recognized stock exchange, in accordance with provisions corresponding to those generally applicable in European Economic Area states, will satisfy this requirement if they are admitted to trading on an exchange designated as a recognized stock exchange by an order made by the Commissioners for HMRC. The London Stock Exchange and the New York Stock Exchange, inter alia, are recognized stock exchanges for these purposes; or

•

the maturity of the relevant debt security is less than one year from the date of issue and the debt security is not issued under (and does not become subject to) arrangements the effect of which is to render such debt security part of a borrowing with a total term of one year or more.

In all other cases, where payments of interest on debt securities issued by Shell have a U.K. source, such payments would, subject to any other relief or exemption that may apply, in principle be made to U.S. holders after deduction of tax at the basic rate, which is currently 20%. However, no such deduction need be made if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the U.K./U.S. Tax Treaty in respect of income and capital gains and Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of U.K. tax.

Guarantee Payments

Neither U.S. holders who satisfy the criteria set out in the first paragraph above headed “U.K. Taxation” nor Shell Finance or Shell Finance US will be directly assessed to U.K. tax on income or chargeable gains in respect of any payments made by Shell under the guarantee.

Depending on the legal analysis of any payment made by Shell under the guarantee to the persons mentioned above it is possible that such payment could be subject to the deduction of U.K. tax. However, no such withholding need be made nor tax deducted if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the U.K./U.S. Tax Treaty in respect of income and capital gains and Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of U.K. tax.

U.K. Inheritance Tax

A U.S. holder who is an individual domiciled in the U.S. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty and who is not a national of the U.K. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty will not be subject to U.K. inheritance tax in respect of debt securities issued by Shell, Shell Finance or Shell Finance US on the individual’s death or on a gift of such debt securities made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the U.K. or pertain to the individual’s U.K. fixed base used for the performance of independent personal services. In the exceptional case where debt securities are subject to both U.K. inheritance tax and U.S. federal estate or gift tax, the U.K./U.S. Estate and Gift Tax Treaty generally provides for tax paid in the U.K. to be credited against tax payable in the U.S., based on priority rules set out in that treaty.

U.K. Stamp Duty and SDRT

No U.K. stamp duty or SDRT will generally be payable by a holder of debt securities on the creation or issue of the debt securities by Shell, Shell Finance or Shell Finance US.

Where debt securities are issued to a depositary receipt issuer or a person providing clearance services (or their nominee or agent), a liability for SDRT at a rate of up to 1.5% of the issue price may arise. Following litigation, however, HMRC have confirmed that they will no longer seek to apply the 1.5% SDRT charge on an issue of debt securities to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent) on the basis that this is not compatible with E.U. law. HMRC’s published view is that this remains the position under the terms of the European Union (Withdrawal) Act 2018 following the end of the transition period unless the stamp taxes on shares legislation is amended. As a result of the enactment of the Retained EU Law (Revocation and Reform) Act, pre-existing rights derived from E.U. law rights, including those rights that resulted in the disapplication of the 1.5% SDRT charge, would by default (in the absence of the exercise of a regulation-making power to restate or reproduce such rights in U.K. domestic law) cease to be recognized after December 31, 2023. However, draft legislation was included within the Finance Bill published on November 29, 2023 which would, on its enactment (which is expected to be after January 1, 2024) but with effect from January 1, 2024, remove the 1.5% charge to stamp duty or SDRT in relation to (i) issues of securities into depositary receipt systems and clearance services; and (ii) transfers of securities into depositary receipt systems and clearance services, in each case made in the course of certain capital-raising arrangements or listing arrangements. The Chancellor the Exchequer also moved certain resolutions on November 22, 2023 intended to give effect to such changes from January 1, 2024 until the Finance Bill passes. That means, however, that there will be some material uncertainty about the scope of the 1.5% charge from January 1, 2024 and specific professional advice should be sought before effecting a transfer of debt securities to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent).

No liability for U.K. stamp duty or SDRT will arise on electronic transfers of debt securities within a clearance service (provided that no instrument of transfer is entered into and provided that the clearance service has not made an election under section 97A of the Finance Act 1986). And in any event, no liability for U.K. stamp duty or SDRT will arise on a transfer of, or an agreement to transfer, debt securities where such securities do not carry:

•

a right (exercisable then or later) of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description as the debt securities being transferred;

•	a right to interest the amount of which falls, or has fallen, to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

•	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

•

a right on repayment to an amount which exceeds their nominal amount and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

Dutch Taxation

This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus, including, for the avoidance of doubt, the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

The following describes the material Dutch tax consequences for a U.S. holder of debt securities which may be offered by Shell Finance under this prospectus. For the purposes of this section a person is a U.S. holder if that person is regarded as a resident of the U.S. for U.S. federal income tax purposes and is neither resident nor deemed to be resident in the Netherlands at any time for Dutch tax purposes or in any jurisdiction other than the Netherlands and the U.S. This summary is the opinion of our Dutch tax counsel, De Brauw, and is limited as described in this section.

For the purpose of this section, any reference to Dutch Taxes, Dutch Tax or Dutch tax law shall mean taxes of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and it does not describe all possible Dutch tax considerations or consequences that may be relevant to a U.S. holder. For Dutch tax purposes, a holder of debt securities may include an individual who or an entity that does not have the legal title of the debt securities, but to whom, or to which, nevertheless the debt securities are, or the income from the debt securities is, attributed based either on such individual or entity holding a beneficial interest in the debt securities or based on specific statutory provisions, including statutory provisions pursuant to which the debt securities are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the debt securities.

Any holder of debt securities is advised to consult with its own tax advisors with regard to the tax consequences of ownership and disposal of debt securities in its own particular circumstances.

Except as otherwise indicated, this section only addresses Dutch tax legislation and regulations, as published and in effect on the date hereof and as interpreted in published case law on the date hereof and is subject to change after such date, including changes that could have retroactive effect. A change in legislation or regulations may thus invalidate all or part of this section.

Unless otherwise specifically stated herein, this section does not express any opinion on Dutch international tax law or on the rules promulgated under or by any treaty or treaty organization and does not express any opinion on any Dutch legal matter other than Dutch tax law.

This section does not describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of debt securities who receives or has received any benefits from these debt securities as employment income, deemed employment income or otherwise as compensation which is taxable in the Netherlands. Neither does this section describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of debt securities who has a fictitious substantial interest or substantial interest in Shell Finance within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), that is an entity which under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”) is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund as described in Section 5 CITA and a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA) that is an entity that is not tax resident in the Netherlands and that functions in a manner that is comparable to a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA, that is an investment institution (beleggingsinstelling) as described in Section 28 CITA or that is an entity that is not tax resident in the Netherlands and that functions in a manner that is comparable to an investment institution (beleggingsinstelling) as described in Section 28 CITA.

Generally, a U.S. holder has a substantial interest (aanmerkelijk belang) in Shell Finance if such holder, alone or together with his/her partner, directly or indirectly, owns or holds, or is deemed to own or hold:

(i)

ordinary shares and/or ADSs or certain rights thereto representing, directly or indirectly, 5% or more of the total issued and outstanding capital of Shell Finance, or of the issued and outstanding capital of any class of ordinary shares of Shell Finance;

(ii)

rights to acquire ordinary shares and/or ADSs, whether or not already issued, representing, directly or indirectly, 5% or more of the total issued and outstanding capital of Shell Finance, or of the issued and outstanding capital of any class of ordinary shares of Shell Finance; or

(iii)	certain rights to profit participating certificates (winstbewijzen) that relate to 5% or more of the annual profit of Shell Finance or to 5% or more of the liquidation proceeds of Shell Finance.

A U.S. holder who is an individual and has the indirect ownership of shares of Shell Finance will also have a substantial interest if a partner for Dutch tax purposes or one of certain relatives of the holder or the partner has a (fictitious) substantial interest in Shell Finance.

In addition, this section does not describe any Dutch tax considerations or consequences that may be relevant where a U.S. holder is an entity that is related (gelieerd) to Shell Finance within the meaning of the Withholding Tax Act 2021 (Wet bronbelasting 2021). An entity is considered related if (i) it has a Qualifying Interest in Shell Finance, (ii) Shell Finance has a Qualifying Interest in the U.S. holder, or (iii) a third party has a Qualifying Interest in both Shell Finance and the U.S. holder. The term Qualifying Interest means a direct or indirectly held interest – either by the entity individually or jointly if the U.S. holder is part of a collaborating group (samenwerkende groep) – that enables such entity or such collaborating group to exercise such a decisive influence over another entities’ decision, such as Shell Finance or the U.S. holder as the case may be, that it can determine the other entities’ activities.

Dutch Taxation of Debt Securities

Dutch Withholding Tax

All payments made under debt securities issued by Shell Finance will not be subject to any withholding tax, except if the debt securities in fact function as equity of Shell Finance within the meaning of Section 10(1)(d) of the CITA, in which case any payment under the debt securities, other than a repayment of principal, will generally be subject to 15% Dutch dividend withholding tax. As determined by case law, debt securities generally function as equity if:

(i)	the debt securities are subordinated to all unsecured creditors of Shell Finance;

(ii)	the debt securities do not have a final maturity date or have a term of more than 50 years; and

(iii)	any amount whatsoever to be paid under the debt securities is entirely or almost entirely dependent on the amount of profits realized or distributed by Shell Finance.

A U.S. holder may be entitled to exemptions from, credit for, reductions in or refunds of Dutch dividend withholding tax, depending on the U.S. holder’s specific circumstances.

Dutch Individual and Corporate Income Tax

A U.S. holder of debt securities will not be subject to any Dutch taxes on any payment made to the U.S. holder under the debt securities or on any capital gain derived by the U.S. holder from the purchase, ownership, disposal or transfer of, the debt securities, other than Dutch dividend withholding tax as described above, except if:

(i)

the U.S. holder derives profits from an enterprise (and if the holder is an individual, the profits are derived from an enterprise whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of the enterprise other than as an entrepreneur or a shareholder), which enterprise is fully or partly carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the debt securities are attributable;

(ii)

the U.S. holder is an individual and derives benefits from miscellaneous activities (overige werkzaamheden) carried out in the Netherlands in respect of the debt securities, including, without limitation activities which are beyond the scope of active portfolio investment activities;

(iii)

the U.S. holder is not an individual and is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, other than by way of securities, that is effectively managed in the Netherlands and to which enterprise the debt securities are attributable; or

(iv)

if the U.S. holder is an individual and is entitled to a share in the profits of an enterprise, other than by way of securities, that is effectively managed in the Netherlands, and to which enterprise the debt securities are attributable.

Dutch Gift and Inheritance Taxes

No Dutch gift tax or inheritance tax is due in respect of any gift of debt securities by, or inheritance of debt securities on the death of, a U.S. holder.

Other Taxes and Duties

No other Dutch taxes, including turnover tax and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable in the Netherlands by or on behalf of a U.S. holder of debt securities by reason only of the issue, purchase or transfer of the debt securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in and outside the United States through underwriters or dealers, directly to purchasers or through agents, through a combination of any of the foregoing or by any other method permitted pursuant to applicable law.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, they will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them.

The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of any such contracts.

Hedging and Derivative Transactions

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities or upon a default may sell or otherwise transfer the pledged securities offered hereby.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

Listing

Other than Shell’s ordinary shares, which are admitted to the Official List of the U.K. Financial Conduct Authority and to trading on the main market for listed securities of the London Stock Exchange under the symbol “SHEL”, and listed on NYSE Euronext in Amsterdam (“Euronext Amsterdam”) under the symbol “SHEL”, and are admitted for trading in the form of ADSs on the New York Stock Exchange under the symbol “SHEL”, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXCHANGE CONTROLS

There is no legislative or other legal provision relating to exchange controls currently in force in England or the Netherlands or arising under the Articles or Shell Finance’s articles of association restricting remittances to non-resident holders of our securities or affecting the import or export of capital for use by us.

LIMITATIONS ON RIGHTS TO OWN SECURITIES

There are no limitations imposed by English law or the Articles on the right to own our debt securities, warrants or ordinary shares, including the rights of non-residents or foreign persons to hold or vote our ordinary shares (other than would generally apply to our shareholders) or to hold its debt securities or warrants. There are no limitations imposed by Dutch law or Shell Finance’s articles of association on the rights to own its debt securities, including the rights of non-resident or foreign persons to hold the debt securities.

LEGAL MATTERS

Cravath, Swaine & Moore LLP, U.S. counsel for us, Shell Finance and Shell Finance US, and Morrison & Foerster LLP, U.S. counsel for any underwriters, will pass upon the validity of the debt securities, debt warrants and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the debt securities of Shell, the guarantees, warrants and ordinary shares as to certain matters of English law. De Brauw, our Dutch counsel, will pass upon the validity of the debt securities of Shell International Finance as to certain matters of Dutch law.

EXPERTS

The consolidated financial statements of Shell plc as of December 31, 2022, and the effectiveness of Shell plc’s internal control over financial reporting as of December 31, 2022, as well as the financial statements of the Royal Dutch Shell Dividend Access Trust as of December 31, 2022, and the effectiveness of internal control over financial reporting of the Royal Dutch Shell Dividend Access Trust as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$2,350,000,000

Shell Finance US Inc.

$350,000,000 Floating Rate Guaranteed Notes due 2030

$1,000,000,000 4.125% Guaranteed Notes due 2030

$1,000,000,000 4.750% Guaranteed Notes due 2036

Guaranteed as to the Payment of Principal and Interest by

Shell plc

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

HSBC

J.P. Morgan

Morgan Stanley

SMBC Nikko

Co-Managers

Academy Securities

Penserra Securities LLC

Siebert Williams Shank

November 3, 2025